SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.   ]

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☐	Soliciting Material under § 240.14a-12

MOODY’S CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 6, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 16, 2019, at 9:30 a.m. EDT at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2018 is also enclosed.

On March 6, 2019, we mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2019 Proxy Statement and 2018 Annual Report and vote online. The Notice included instructions on how to request a paper or e-mail copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Stockholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.

Sincerely,

Henry A. McKinnell, Jr. Chairman of the Board	Raymond W. McDaniel, Jr. President and Chief Executive Officer

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2019 Annual Meeting of Stockholders of Moody’s Corporation will be held on Tuesday, April 16, 2019, at 9:30 a.m. EDT at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York, for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect the 10 director nominees named in the Proxy Statement to serve a one-year term;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2019;

3.	To vote on an advisory resolution approving executive compensation; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on February 22, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Elizabeth M. McCarroll Corporate Secretary and Associate General Counsel

March 6, 2019

IMPORTANT VOTING INFORMATION

Your Participation in Voting the Shares You Own Is Important

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. The firm that holds your shares is not permitted to vote on the matters to be considered at the 2019 Annual Meeting of Stockholders, other than to ratify the appointment of KPMG LLP, unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card. For your vote to be counted in the election of directors and on the advisory resolution approving executive compensation, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority-voting standard that Moody’s Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Moody’s Corporation.

More Information Is Available

If you have any questions about the voting of your shares or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. The SEC also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2019

The Proxy Statement and the Company’s 2018 Annual Report to Stockholders are available at https://materials.proxyvote.com/615369. Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if the card is mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously returned your proxy or voting instruction card or voted by telephone or the Internet.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF MOODY’S CORPORATION

General

This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the 2019 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 16, 2019, at 9:30 a.m. EDT at the Company’s principal executive offices located at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. To obtain directions to attend the Annual Meeting and vote in person, please contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about March 6, 2019. The Company’s telephone number is (212) 553-0300.

Annual Meeting Admission

Stockholders will need an admission ticket to enter the Annual Meeting. For stockholders of record, an admission ticket is available over the Internet, or, if you requested paper copies, you will receive a printed proxy card and a printed admission ticket. If you plan to attend the Annual Meeting in person, please retain and bring the admission ticket.

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee) and you plan to attend the Annual Meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership such as a bank or brokerage account statement, to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. An admission ticket is also available over the Internet. Stockholders who do not have admission tickets will be admitted following verification of ownership at the door.

Internet Availability of Proxy Materials

Under U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to stockholders. On March 6, 2019, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: https://materials.proxyvote.com/615369. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Record Date

The Board of Directors has fixed the close of business on February 22, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 188,809,918 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

How to Vote

In addition to voting in person at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice and using the Internet or by calling the toll-free telephone number that is available on the Internet. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in the name of a bank, broker or other nominee, you may receive a Notice from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares.

Special Voting Procedures for Certain Current and Former Employees

Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Moody’s Corporation Profit Participation Plan (the “Profit Participation Plan”). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee, Profit Participation Plan voting instructions must be received by April 10, 2019. If voting instructions have not been received by that date, or properly completed and executed voting instructions are not provided, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

Quorum and Voting Requirements

The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Director Elections. Pursuant to the Company’s by-laws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors. Brokers do not have discretionary authority to vote shares in the election of directors without instructions from the beneficial owner. Accordingly, shares resulting in broker non-votes, if any, are not votes cast and will have no effect on the outcome of director elections. In accordance with the Company’s Director Resignation Policy, each director subject to election at the Annual Meeting was required to submit a contingent resignation that the Board of Directors will consider, following a review and recommendation from the Governance & Nominating Committee, in the event that the director fails to receive a majority of the votes cast.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter. Brokers have discretionary authority to vote shares on this matter if they do not receive instructions from the beneficial owner.

Advisory Resolution Approving Executive Compensation. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the advisory resolution approving executive compensation. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter. Brokers do not have discretionary authority to vote shares on the matter without instructions from the beneficial owner. Accordingly, shares resulting in broker non-votes, if any, are not entitled to vote on the matter and will have no effect on the outcome of the vote.

Pro xies

The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other proposals. The Board of Directors recommends that you vote “For” the director nominees named in this Proxy Statement, “For” the ratification of the selection of the independent registered public accounting firm, and “For” the advisory resolution approving executive compensation. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, except as noted above with respect to shares held in the Profit Participation Plan.

It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

Any stockholder of record who votes by telephone or the Internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the Internet or by submitting another proxy that is properly signed and bears a later date, or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the Internet may incur telephone or Internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, e-mail or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson LLC to assist with the solicitation of proxies for a fee not to exceed approximately $15,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit a request to the Company by sending an e-mail to ir@moodys.com, by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-4857. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the Annual Meeting, you should follow the instructions contained in the Notice.

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Board of Directors reviews its corporate governance practices and the charters for its standing committees at least annually. After performing its annual governance review for 2018, the Board determined not to amend the Company’s Corporate Governance Principles and its charters for the Audit, Governance & Nominating and Compensation & Human Resources Committees. The Board amended the Company’s Executive Committee charter earlier in 2018. A copy of the Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.” Copies of the charters of the Audit Committee, the Governance & Nominating Committee, the Compensation & Human Resources Committee and the Executive Committee are available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Charter Documents.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee assist the Board in fulfilling its responsibilities, as described below. The Executive Committee has the authority to exercise the powers of the Board when it is not in session (subject to applicable law, rules and regulations, and the Company’s Restated Certificate of Incorporation and By-Laws), advises management and performs other duties delegated to it by the Board from time to time.

Board Meetings and Committees

During 2018, the Board of Directors met 11 times. The Board had four standing committees: an Audit Committee, a Governance & Nominating Committee, a Compensation & Human Resources Committee and an Executive Committee. All incumbent directors attended more than 75% of the total number of meetings of the Board and of all Board committees on which they served in 2018.

Please refer to page 11 for additional information regarding the Audit Committee, page 14 for additional information regarding the Governance & Nominating Committee and page 15 for additional information regarding the Compensation & Human Resources Committee. The Executive Committee did not meet in 2018. Directors are encouraged to attend the Annual Meeting. Seven of the nine individuals elected to the Board at the Company’s 2018 annual meeting of stockholders attended the meeting.

Recom mendation of Director Candidates

The Governance & Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and is responsible for overseeing the processes for the selection and nomination of director candidates, and for developing, recommending to the Board for approval, and periodically reviewing Board membership criteria. The Governance & Nominating Committee will consider director candidates recommended by stockholders of the Company. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the

Governance & Nominating Committee examines the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business, independence, the ability to represent diverse stockholder interests, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of any potential conflicts with the Company’s business and interests. The Committee also seeks diverse occupational and personal backgrounds for the Board. See “Qualifications and Skills of Directors” on page 21 and “Director Nominees” beginning on page 23 for additional information on the Company’s directors. To have a candidate considered by the Governance & Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Governance & Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and must be received by the Corporate Secretary not less than 120 days prior to the first anniversary of the Company’s most recent annual meeting of stockholders. For the Company’s 2020 annual meeting of stockholders, this deadline is December 18, 2019.

The Governance & Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons who meet the criteria described above and might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those from other sources. The Governance & Nominating Committee, from time to time, may engage firms that specialize in identifying director candidates for the Committee’s consideration.

Once a person has been identified by or for the Governance & Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance & Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance & Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

Board Leadership Structure

The Company’s Corporate Governance Principles permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether to separate the two roles based upon the Company’s needs and circumstances from time to time.

Dr. McKinnell serves as Chairman of the Board and Mr. McDaniel serves as President and Chief Executive Officer of Moody’s Corporation. In 2011 and 2012, the Board discussed whether to separate the roles, taking into account numerous considerations that bear upon the issue, including stockholders’ support at the Company’s 2011 annual meeting of a stockholder proposal recommending that, whenever possible, the Company’s chairman be independent. In light of these considerations, the Board determined to appoint an independent Chairman of the Board. The Board continues to believe that strong, independent Board leadership is a critical aspect of effective corporate governance and that the current leadership structure, with an independent Chairman and separate Chief Executive Officer, is in the best interests of the Company and its stockholders at this time. The roles and responsibilities of the Chairman of the Board are detailed in the Company’s Corporate Governance Principles.

Codes of Business Conduct and Ethics

The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Controller, or persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the codes of ethics by posting such information on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.”

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards that are set forth below and are included in the Company’s Corporate Governance Principles. The Board has determined that Mr. Anderson, Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Dr. McKinnell, Ms Seidman, Mr. Van Saun and Mr. Zalm, and thus a majority of the directors on the Board, are independent under these standards. Additionally, the Board previously had determined that Dr. Duffie and Mr. Kist, who retired from the Board effective as of the date of the Company’s 2018 annual meeting of stockholders, were independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. The Audit

Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee are composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee and the Compensation & Human Resources Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.

the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.

(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor and personally works on the Company’s audit; or (d) the director or an immediate family member of the director was in the past three years a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3.

the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4.

the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $120,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5.

the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.

the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company foundation contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from Moody’s Corporation or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Moody’s Corporation; or (b) is an “affiliated person” of Moody’s Corporation or any of its subsidiaries; each as determined in accordance with SEC regulations.

Furthermore, in determining whether a director is considered independent for purposes of serving on the Compensation & Human Resources Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of the director’s compensation, including any consulting, advisory or other compensatory fee paid by the Company to the director; and (b) whether the director is affiliated with Moody’s Corporation, any of its subsidiaries or an affiliate of any subsidiary; each as determined in accordance with SEC regulations.

In assessing independence, the Board took into account that Mr. Anderson, Mr. Bermudez, Dr. Duffie, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Kist, Ms Seidman, Mr. Van Saun and Mr. Zalm each served during 2018, or currently serves, as directors, employees, faculty members or trustees of entities that are rated or have issued securities rated by Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”), as listed in the Company’s Director and Shareholder Affiliation Policy posted on the Company’s website under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents,” and that associated fees from each such entity accounted for less than 1% of the Company’s 2018 revenue. In addition, the Board took into account that the Company from time to time engages in business with entities where one of our directors, director candidates or their immediate family members are employed or have other relationships. In 2018, payments that the Company made to such businesses accounted for less than 1% of the annual revenues of the Company and each of the other entities. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate Governance Principles. A copy of these standards is found in Attachment A to the Company’s Corporate Governance Principles on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.”

The Board’s Role in the Oversight of Company Risk

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee and the Compensation & Human Resources Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes, including in connection with its review of the

Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, financial and compliance risks, including risks relating to internal controls and cyber risks, and major legislative and regulatory developments that could materially affect the Company. In addition, at least annually, the Audit Committee reviews the implementation and effectiveness of the Company’s enterprise risk management program with the Chief Risk Officer. The Compensation & Human Resources Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company and reviews the results of this assessment.

Under the oversight of the Board and its committees, the Chief Executive Officer has established an Enterprise-Wide Risk Committee, comprised of the Chief Executive Officer and his direct reports, which include the Chief Risk Officer. The Enterprise-Wide Risk Committee reviews the work of the Enterprise Risk Function that is managed by the Chief Risk Officer with the assistance of the Head of Corporate Planning and Treasury and the Head of the Internal Audit Function. The Chief Risk Officer chairs a subcommittee consisting of senior executives from each of the Company’s major business units and support functions, who periodically report on risks and their mitigations within their areas of responsibility. Among other things, the Enterprise Risk Function is responsible for identifying and monitoring existing and emerging important risks to the achievement of the Company’s strategic and operative objectives; formulating appropriate polices and monitoring and reporting frameworks to support effective management of important risks; reviewing and evaluating the effectiveness of management processes and action plans to address such risks; advising on and recommending to executive management any significant actions or initiatives that they believe are necessary to effectively manage risk; and seeing that activities of discrete risk management disciplines within the Company are appropriately coordinated. The Chief Risk Officer presented the Enterprise Risk Committee’s analysis to the directors at two meetings in 2018. Additionally, the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee reviewed risks within their areas of responsibility at separate meetings in 2018. Significant risk issues evaluated by and/or major changes proposed by the Enterprise-Wide Risk Committee and the Chief Risk Officer are discussed at various Board meetings throughout the year.

Executive Sessions

The independent directors routinely meet in executive session at regularly scheduled Board meetings. Dr. McKinnell, the independent Chairman of the Board, establishes the agenda for and presides at these sessions and has the authority to call additional sessions as appropriate.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-management directors as a group, or with a specific director or directors (including the Chairman of the Board), by writing to them

c/o the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Succession Planning

The Board and the Compensation & Human Resources Committee review succession planning annually in conjunction with the Board’s review of strategic planning.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from hedging and pledging Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•

Making “short sales” of Moody’s securities. A short sale has occurred if the seller: (i) does not own the securities sold; or (ii) does own the securities sold, but does not deliver or transmit them within the customary settlement period.

•

Engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that is designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities.

•	Holding Moody’s securities in margin accounts, buying Moody’s securities on margin or pledging Moody’s securities as collateral for a loan.

Rule 10b5-1 Trading Plans

The Chief Executive Officer, Chief Financial Officer and certain other officers of the Company, enter into Rule 10b5-1 stock trading plans from time to time. These plans allow executives to adopt predetermined procedures for trading shares of Company stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.

THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal and regulatory requirements; the Company’s internal controls; the

Company’s policies with respect to risk assessment and risk management, and the review of contingent liabilities and risks that might be material to the Company; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”), and the performance of the Independent Auditors and the Company’s internal audit function. In 2018, the Audit Committee also provided input into the selection of both a new Chief Financial Officer and Controller – key executive officers who oversee the Company’s financial statements, internal controls, and risk related policies.

As part of the Audit Committee’s oversight of the audit process, the Audit Committee and its Chairman are directly involved in the selection of the lead engagement partner when there is a rotation required under applicable rules, and the Audit Committee reviews and concurs in the appointment and compensation of the head of the Company’s internal audit function. The Committee also approves the fees and terms associated with the retention of the Independent Auditors to perform the annual engagement.

In fulfilling the responsibilities under its charter, the Audit Committee:

•

Discusses with, and receives regular status reports from, the Independent Auditors and the head of the internal audit function on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. Also receives regular updates on the Company’s internal control over financial reporting, and discusses with management and the Independent Auditors their evaluations and conclusions with respect to internal control over financial reporting.

•

Meets with the Independent Auditors and the head of the internal audit function, with and without management present, to discuss the results of their respective audits, in addition to holding meetings with members of management, including the General Counsel.

•	Reviews and discusses with management and the Independent Auditors the Company’s earnings press releases and the Company’s periodic filings made with the SEC.

•	Reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks.

•

Receives periodic reports on the effectiveness of the Company’s compliance program and regular status reports on compliance issues, including reports required by the Audit Committee’s policy for the receipt and treatment of any complaints received by the Company regarding accounting, internal control, auditing and federal securities law matters.

•	Reviews its charter annually and conducts an annual self-evaluation to assess its performance.

The Audit Committee also has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee. KPMG LLP has served as the Company’s independent auditor since 2008, and was selected at the conclusion of a competitive process that the Audit

Committee conducted to review the selection of the Company’s independent registered public accounting firm. In addition, in 2018 the Audit Committee instituted a new assessment process regarding the Independent Auditors, seeking performance feedback from all the members of the Committee as well as from officers with audit-related responsibilities.

The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. In addition, pursuant to the policy, the Audit Committee authorized its Chairman to pre-approve other audit and permissible non-audit services in 2018 up to $250,000 per engagement and a maximum of $500,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2018, the Audit Committee or the Chairman pre-approved all of the services provided by the Company’s independent registered public accounting firm, which are described on page 29. The Audit Committee also is responsible for overseeing the audit fee negotiation associated with the retention of KPMG LLP to perform the annual audit engagement.

The members of the Audit Committee are Ms Seidman (Chairman), Mr. Anderson, Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Dr. McKinnell, Mr. Van Saun and Mr. Zalm, each of whom is independent under NYSE and SEC rules and under the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Anderson, Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Dr. McKinnell, Ms Seidman, Mr. Van Saun and Mr. Zalm is an “audit committee financial expert” under the SEC’s rules. The Audit Committee held seven meetings during 2018.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Company for the year ended December 31, 2018 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with KPMG LLP, which reports directly to the Audit Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Audit Committee also has discussed with KPMG LLP its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit Committee also has discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee also considers whether the rendering of non-audit services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Company historically has used KPMG LLP for only a limited number of non-audit services each year.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Leslie F. Seidman, Chairman

Basil L. Anderson

Jorge A. Bermudez

Vincent A. Forlenza

Kathryn M. Hill

Henry A. McKinnell, Jr.

Bruce Van Saun

Gerrit Zalm

THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee identifies and evaluates possible candidates to serve on the Board and recommends the Company’s director nominees for approval by the Board and the Company’s stockholders. The Governance & Nominating Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.

With respect to the evaluation of the Board, the Governance & Nominating Committee oversees a process for annually assessing the performance, contributions and the independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, under that Committee’s oversight, each conduct an annual self- evaluation to assess its performance. The Chairman of the Board conducts annual interviews during which individual Board member evaluations are conducted.

The members of the Governance & Nominating Committee are Mr. Anderson (Chairman), Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Dr. McKinnell, Ms Seidman, Mr. Van Saun and Mr. Zalm, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Governance & Nominating Committee met five times during 2018.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee oversees the Company’s overall compensation structure, policies and programs, assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees, and assesses the results of the most recent vote on the Company’s advisory resolution approving executive compensation. The Committee also oversees the evaluation of senior management (including by reviewing and approving performance goals for the Company’s Chief Executive Officer (“CEO”) and other executive officers, and by evaluating their performance against approved goals, which, with respect to the CEO, the Committee does in consultation with the Chairman of the Board) and oversees and makes the final decisions regarding compensation arrangements for the CEO and for certain other executive officers. The CEO makes recommendations to the Committee regarding the amount and form of executive compensation (except with respect to his compensation). For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 35. As discussed below, the Committee annually reviews the form and amount of compensation of directors for service on the Board and its committees and recommends changes to the Board. The Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Committee has authority, acting in a settlor capacity, to establish, amend and terminate the Company’s employee benefit plans, programs and practices, and to review reports from management regarding the funding, investments and other features of such plans, and the Committee delegates to management the responsibilities it has with respect to the Company’s employee benefit plans, programs and practices as the Committee deems appropriate. The Committee makes final decisions regarding named executive officer compensation.

The Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2018, the Committee retained the services of Meridian Compensation Partners LLC (“Meridian”), an independent compensation consulting company, to provide advice and information about executive and director compensation, including the competitiveness of pay levels, executive compensation design and governance issues, and market trends, as well as technical and compliance considerations. Meridian reports directly and solely to the Compensation & Human Resources Committee. Meridian exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.

The Committee regularly reviews the current engagements and the objectivity and independence of the advice that Meridian provides to the Committee on executive and director compensation. The Committee considered the six specific independence factors adopted by the SEC and the NYSE under Dodd-Frank and other factors it deemed relevant, and the Committee found no conflicts of interest or other factors that would adversely affect Meridian’s independence.

During 2018, management continued to engage Aon Consulting (formerly called Aon Hewitt) as management’s compensation consultant. Aon Consulting worked with the Chief Human Resources Officer and her staff to develop market data regarding Moody’s executive compensation programs. The Committee takes into account that Aon Consulting provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Consulting.

The members of the Compensation & Human Resources Committee are Ms Hill (Chairman), Mr. Anderson, Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Dr. McKinnell, Ms Seidman, Mr. Van Saun and Mr. Zalm, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Compensation & Human Resources Committee met five times during 2018.

REPORT OF THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Compensation & Human Resources Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis, beginning on page 35. Following such reviews and discussions, the Compensation & Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation & Human Resources Committee

Kathryn M. Hill, Chairman

Basil L. Anderson

Jorge A. Bermudez

Vincent A. Forlenza

Henry A. McKinnell, Jr.

Leslie F. Seidman

Bruce Van Saun

Gerrit Zalm

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring its overall compensation practices for employees of the Company generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore affects the Company’s risk management practices. Attention is given to the elements and the mix of pay as well as seeing that employees’ compensation is aligned with stockholders’ value.

In order to assess whether the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, management established a compensation risk committee led by the Chief Human Resources Officer to assess the risk related to the Company’s compensation plans, practices and programs. As part of this annual review, the compensation risk committee assessed the following items: (i) the relative proportion of variable to fixed components of compensation, (ii) the mix of performance periods (short-term, medium-term and long-term), (iii) the mix of payment mechanisms (cash, options, restricted stock units (“RSUs”), performance shares), (iv) the performance metrics used, linking the creation of value and earnings quality and sustainability, (v) the process of setting goals, degree of difficulty, spreads between thresholds, targets and maximum payouts, (vi) the maximum payout levels and caps, (vii) the clawback policy, (viii) the retirement program design and (ix) the equity ownership and equity ownership and retention guidelines. These items were assessed in the context of the most significant risks currently facing the Company, to determine if the compensation plans, practices and programs incentivize employees to take undue risks. The committee then took into account controls and procedures that operate to monitor and mitigate against risk. The Chief Human Resources Officer presented the compensation risk committee’s conclusions to the Compensation & Human Resources Committee. These conclusions were also reviewed by the Compensation & Human Resources Committee’s independent compensation consultant, Meridian.

The Compensation & Human Resources Committee reviewed these conclusions through a risk assessment lens. As a result of these reviews, the Company does not believe that the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, nor does it believe that the practices and programs are designed to promote undue risk taking.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related person transactions, as defined in applicable SEC rules. Under SEC rules, related persons include any director, executive officer, any nominee for director, any person owning 5% or more of the Company’s Common Stock, and any immediate family members of such persons. In addition, under the Company’s Code of Business Conduct and Code of Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the Company’s General Counsel and the Audit Committee Chairman, and obtain the prior written approval of the Audit Committee. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) see that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit.

COMPENSATION OF DIRECTORS

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. The Compensation & Human Resources Committee annually reviews the form and amount of the compensation of directors for service on the Board and its committees and recommends changes to the Board. As part of its 2018 review, the Compensation & Human Resources Committee reviewed and considered data provided to the Committee by its independent consultant, Meridian, regarding the form and amount of compensation paid to non-management directors at the companies in Moody’s peer group used by the Compensation & Human Resources Committee for the assessment of executive compensation (as disclosed beginning on page 39 of this Proxy Statement). The comparative analysis included each element of the director pay program: the annual cash retainer, board and committee fees as well as equity awards. This analysis showed that

Moody’s director compensation is competitively positioned relative to the median of its peer group. Its equity to cash ratio was found to be similar to the peer group average and, like many of its peers, Moody’s directors are subject to stock holdings requirements (a multiple of the cash retainer). Consistent with prevailing practice, Moody’s does not provide per-meeting fees for board and committee meetings or any non-chairman committee member fees.

As a result of this review, the Compensation & Human Resources Committee determined that compensation of directors on the Board and its committees is reasonable and appropriate as compared to the board members of peer companies.

The following table sets forth, for the fiscal year ended December 31, 2018, the total compensation of the non-management members of the Company’s Board of Directors. Mr. McDaniel does not receive any compensation for serving as a Moody’s director. His compensation for his services as Moody’s President and Chief Executive Officer is reflected in the Summary Compensation Table on page 63 of this Proxy Statement.

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Basil Anderson	2018	$130,000	$180,063	—	—	—	—	$310,063
Jorge Bermudez	2018	105,000	180,063	—	—	—	—	285,063
Darrell Duffie(4)	2018	52,500	180,063	—	—	—	$12,867	245,430
Vincent Forlenza (4)	2018	78,750	179,928	—	—	—	—	258,678
Kathryn Hill	2018	130,000	180,063	—	—	—	—	310,063
Ewald Kist (4)	2018	52,500	180,063	—	—	—	7,765	240,328
Henry McKinnell, Jr.	2018	165,000	250,078	—	—	—	—	415,078
Leslie Seidman	2018	130,000	180,063	—	—	—	—	310,063
Bruce Van Saun	2018	105,000	180,063	—	—	—	—	285,063
Gerrit Zalm (4)	2018	78,750	179,928	—	—	—	—	258,678

(1)

The Company’s non-management directors received an annual cash retainer of $105,000, payable in quarterly installments in 2018. The Chairmen of the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee received an additional annual cash fee of $25,000, also payable in quarterly installments. The Chairman of the Board received an additional annual cash fee of $60,000. There were no separate meeting fees paid in 2018.

A non-management director may elect to defer receipt of all or a portion of his annual cash retainer until after termination of service on the Company’s Board of Directors. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options in the Profit Participation Plan as selected by the director. Upon a change in control of the Company, a lump-sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control, and the total amount credited to each director’s deferred account from the date of the change in control until the date such director ceases to be a director, will be paid in a lump-sum.

(2)

On February 16, 2018, all then non-management directors, except Dr. McKinnell, received a grant of approximately $180,000 worth of RSUs issued from the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”) which was equal to 1,075 RSUs. Also on February 16, 2018, Dr. McKinnell received a grant of approximately $250,000 worth of RSUs issued from the 1998 Directors Plan that was equal to 1,493 RSUs. The Compensation & Human Resources Committee authorized the grant of RSU awards for February 16, 2018 on December 18, 2017, and the grant was approved subsequently by the Board on December 18, 2017. The grant of RSU awards was effective on February 16, 2018, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2017. On April 24, 2018, Mr. Forlenza and Mr. Zalm received a grant of approximately $180,000 worth of RSUs issued from the 1998 Directors Plan, which was equal to 1,115 RSUs. In each case, the number of RSUs based on the award value has been computed in accordance with FASB ASC Topic 718. For additional information on how Moody’s accounts for equity-based compensation, see Note 15 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019.

The aggregate number of stock awards outstanding as of December 31, 2018 for each individual who served as a non-management director of the Company during 2018 was as follows:

Name	Number of Shares Underlying Options	Number of Shares of Unvested RSUs
Basil Anderson	—	1,075
Jorge Bermudez	—	1,075
Darrell Duffie (a)	—	—
Vincent Forlenza	—	1,115
Kathryn Hill	—	1,075
Ewald Kist (a)	—	—
Henry McKinnell, Jr.	—	1,493
Leslie Seidman	—	1,075
Bruce Van Saun	—	1,075
Gerrit Zalm	—	1,115

(a)

Messrs. Duffie and Kist did not stand for re-election at Moody’s 2018 annual meeting of stockholders and ceased to be directors on April 24, 2018. The Compensation & Human Resources Committee approved accelerated vesting of their February 16, 2018 grants, which originally had one-year vesting, effective April 24, 2018.

(3)

Perquisites and other personal benefits provided to each individual who served as a non-management director in 2018 were, in the aggregate, less than $10,000 per director. Each non-management director is reimbursed for travel, meals and hotel expenses incurred in connection with attending meetings of the Company’s Board of Directors or its committees. For the meetings held at the Company’s executive offices, the Company pays for travel for each non-management director and one guest of each director, as well as for their accommodations, meals, Company-arranged activities and other incidental expenses. For Messrs. Duffie and Kist, the amount shown in the “All Other

Compensation” column reflects the value of gifts given to them in recognition of their service to the Board upon their retirements in 2018 as well as payments equal to the grossed-up amount of related income taxes on the gifts.

(4)

Messrs. Duffie and Kist did not stand for re-election at the Company’s 2018 annual meeting of stockholders and ceased to be directors effective as of April 24, 2018, the date of the annual meeting. Messrs. Forlenza and Zalm were elected at the 2018 annual meeting of stockholders and commenced service as of such date.

Stock	Ownership Guidelines for Non-Management Directors

Moody’s has adopted stock ownership guidelines for its executives, including the named executive officers and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its executive officers and non-management directors to act as owners, thereby better aligning their interests with those of the Company’s stockholders. As of December 31, 2018, each of the directors serving on that date was in compliance with the guidelines.

•	The guidelines are intended to satisfy an individual’s need for portfolio diversification, while ensuring an ownership level sufficient to assure stockholders of their commitment to value creation.

•	Non-management directors are expected, within five years, to acquire and hold shares of the Company’s Common Stock equal in value to five times the annual cash retainer.

•	Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the guidelines.

1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan

The 1998 Directors Plan includes an annual grant limit on awards to individual directors, which is not to exceed “the lesser of 20,000 shares or shares with a fair market value of $400,000.” As disclosed in the Compensation of Directors table above, the fair market value of director grants have historically been below this amount.

ITEM 1—ELECTION OF DIRECTORS

Election of 10 director nominees to the Board. The Board of Directors recommends a vote FOR the election of each of the director nominees.

The Board of Directors has nominated Basil L. Anderson, Jorge A. Bermudez, Thérèse Esperdy, Vincent A. Forlenza, Kathryn M. Hill, Raymond W. McDaniel, Jr., Henry A. McKinnell, Jr., Ph.D., Leslie F. Seidman, Bruce Van Saun and Gerrit Zalm, each for a one-year term expiring in 2020. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified. All of the nominees are currently members of the Board of Directors and all but one were previously elected by the stockholders. The new director nominee, Ms Esperdy, was approved by the Governance & Nominating Committee and the Board for inclusion on the Company’s proxy card and recommended by a third-party search firm. The Governance & Nominating Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s current and future business and operations. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Qualifications and Skills of Directors

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Governance & Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.

The Governance & Nominating Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Principles, include the candidate’s:

•	business experience,

•	qualifications, attributes and skills relevant to the management and oversight of the Company’s business,

•	independence,

•	the ability to represent diverse stockholder interests,

•	judgment and integrity,

•	the ability to commit sufficient time and attention to Board activities, and

•	the absence of any potential conflicts with the Company’s business and interests.

In addition, the Board and the Governance & Nominating Committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The Board and the Governance & Nominating Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. The Committee also considers the special requirements of Moody’s Investors Service and its role in the securities markets. As an example, the Committee has determined that individuals who by profession actively manage securities portfolios could encounter conflicts of interests or give rise to the appearance of conflicts.

This annual evaluation of the Board’s composition enables the Board and the Governance & Nominating Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess the effectiveness of efforts at promoting diversity. In identifying director candidates from time to time, the Board and the Governance & Nominating Committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board.

Tenure of Board of Directors

In addition to a diversity of backgrounds, the Board believes it is important to have diversity of tenures represented on the Board. The Company’s director nominees have varied tenure that the Board believes facilitates and ensures effective oversight by balancing fresh perspectives and in-depth experience and knowledge about the Company.

In considering and nominating directors for election to the Board, the Board and the Governance & Nominating Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and, for incumbent directors, past performance on the Board. With respect to the Company’s director nominees standing for election, their biography as of the date of this Proxy Statement as well as their skills and qualifications that support their service on the Board are set forth below.

The Board of Directors recommends a vote FOR the election as directors of each of the nominees listed below.

DIRECTOR NOMINEES

Basil L. Anderson

Director since April 2004

Basil L. Anderson, age 73, is Chairman of the Governance & Nominating Committee and is a member of the Executive, Audit and Compensation & Human Resources Committees of the Board of Directors. Mr. Anderson served as Vice Chairman of Staples, Inc., an office products company, from September 2001 until his retirement in March 2006. Prior to joining Staples, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Campbell Soup Company from April 1996 to February 2001. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company, where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from December 1993 to December 1995. He served as a director of Staples, Inc. from 1997 until 2016, Hasbro, Inc. from 2002 until May 2017 and Becton Dickinson from 2004 to 2018.

Mr. Anderson has over a decade of experience as an executive officer, including as a chief financial officer, of several public companies where he held significant policymaking positions. He also has experience as an operating executive in charge of an international business based in Paris, France. In addition, Mr. Anderson served as a director of NYSE or Nasdaq listed companies. As a result of these positions, he brings to the Board expertise as a strategist, management and operations experience, and a perspective on international business operations and corporate governance in the public company context.

Jorge A. Bermudez

Director since April 2011

Jorge A. Bermudez, age 67, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. He served as Chief Risk Officer of Citigroup, Inc., a global financial services company, from November 2007 to March 2008. Before serving as Chief Risk Officer, Mr. Bermudez was Chief Executive Officer of Citigroup’s Commercial Business Group in North America and Citibank Texas from 2005 to 2007. He served as Senior Advisor, Citigroup International from 2004 to 2006, as Chief Executive Officer of Citigroup Latin America from 2002 to 2004, Chief Executive Officer, eBusiness, Global Cash Management and Trade from 1998 to 2002 and Head of Citibank Corporate and Investment Bank, South America from 1996 to 1998. Mr. Bermudez joined Citigroup in 1975 and held leadership positions in other divisions, including equity investments, credit policy and corporate banking from 1984 to 1996. Mr. Bermudez currently is Chairman of the Texas A&M Foundation Board of Trustees (2014-present) and Chairman of the Smart Grid Center Board at Texas A&M University. He served as a director of Citibank N.A. from 2005 to 2008, the Federal Reserve Bank of Dallas, Houston Branch from 2009 to 2011, the Federal Reserve Bank of Dallas from 2011 to 2017, the Association of Former Students, Texas A&M University from 2005 to 2012, the American Institute of Architects for the entirety of 2015, the Electric Reliability Council of Texas from 2010 to 2016. He serves as a director of the Community Foundation of Brazos Valley where he served as Chairman from July 2013 to July 2014 and currently serves as the chairman of the Investment Committee.

Mr. Bermudez brings a history of executive experience at a major international financial services company. As the head of risk for a major global financial institution, he was involved in the debt restructuring of various sovereigns around the world. He also managed a global business with a presence in over 100 countries. As a result, Mr. Bermudez brings a deep understanding of credit risk and years of financial expertise, as well as risk management experience, to the Board.

Thérèse Esperdy

Director since March 2019

Thérèse Esperdy, age 58, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. She held various executive roles at JPMorgan Chase & Co. (“JPMorgan”) from 1997 through 2015, including Global Chairman of Financial Institutions Group, Co-Head of Banking, Asia Pacific, and Head of Global Debt Capital Markets. Prior to her time at JPMorgan, Ms Esperdy started her banking career at Lehman Brothers. She currently serves as an Independent Non-Executive Director at National Grid plc (March 2014-present) and is on the Board of National Grid USA (May 2015-present). Ms Esperdy also serves as a Non-Executive Director of Imperial Brands PLC (July 2016-present).

Ms Esperdy’s extensive experience in global investment banking and financial markets provides her with strategic and financial expertise that is critical to overseeing the Company’s strategies. As a senior executive at JPMorgan, she played key roles in managing JPMorgan’s Asia and capital markets businesses through challenging financial climates. Her experiences and expertise enhance the Board’s ability to oversee the Company’s global operations and effectively manage risk.

Vincent A. Forlenza

Director since April 2018

Vincent A. Forlenza, age 65, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. He has served as a director of Becton Dickinson, a global medical technology company, since 2011 and became Chairman of its board in 2012. Mr. Forlenza has served as Becton Dickinson’s Chief Executive Officer since 2011 and President from 2009 to April 2017. Prior to that, Mr. Forlenza served as Chief Operating Officer from July 2010 to October 2011. Mr. Forlenza joined Becton Dickinson in 1980 and served in a number of different capacities, including strategic planning, business development, research and development, and general management in each of Becton Dickinson’s segments and in overseas roles. Mr. Forlenza is a member of the board of directors and former chairman of the Advanced Medical Technology Association (AdvaMed), an international medical technology trade organization. He is a member of the Board of Trustees of The Valley Health System and a member of the Board of Directors of the Quest Autism Foundation. He previously served as a member of the Board of Trustees of Lehigh University from 2011 to 2017.

Mr. Forlenza has served as the chief executive officer of a public, global medical technology company for eight years. He has also served as chairman of that company’s board since 2012. Prior to becoming chief executive officer, he was the chief operating officer and held various additional roles. He has experience leading a large global business in a regulated industry, including significant experience in large M&A transactions. He additionally brings experience in areas such as strategic planning, business development and new product development. His service as a director also contributes to his focus on corporate governance matters.

Kathryn M. Hill

Director since October 2011

Kathryn M. Hill, age 62, is Chairman of the Compensation & Human Resources Committee and is a member of the Executive, Audit and Governance & Nominating Committees of the Board of Directors. Ms Hill has over 30 years of experience in business management and leading engineering and operations organizations. Ms Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Cisco designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products. Prior to Cisco, Ms Hill had a number of engineering roles at various technology companies. Ms Hill currently serves as a director of NetApp, Inc. (2013-present) and Celanese Corporation (July 2015-present).

Ms Hill has significant experience in business management and leading engineering and operations organizations. Her various executive roles at Cisco Systems, Inc. allow her to bring extensive leadership experience and a strong background in information technology and business operations to the Board.

Raymond W. McDaniel, Jr.

Director since April 2003

Raymond W. McDaniel, Jr., age 61, has served as the Company’s President and Chief Executive Officer since April 2012, and served as the Chairman and Chief Executive Officer from April 2005 until April 2012. He currently serves on the Executive Committee of the Board of Directors. Mr. McDaniel served as the Company’s President from October 2004 until April 2005 and the Company’s Chief Operating Officer from January 2004 until April 2005. He has served as Chief Executive Officer of Moody’s Investors Service since October 2007. He held the additional titles of President from November 2001 to August 2007 and December 2008 to November 2010 and Chairman from October 2007 until June 2015. Mr. McDaniel served as the Company’s Executive Vice President from April 2003 to January 2004, and as Senior Vice President, Global Ratings and Research from November 2000 until April 2003. He served as Senior Managing Director, Global Ratings and Research, of Moody’s Investors Service from November 2000 until November 2001 and as Managing Director, International from 1996 to November 2000. Mr. McDaniel currently is a director of John Wiley & Sons, Inc. (2005–present) and a member of the Board of Trustees of Muhlenberg College (2015-present).

Mr. McDaniel, who is both President and Chief Executive Officer of the Company, began his career at the Company serving as a ratings analyst and has served in numerous capacities at the Company over the past three decades. As a result, he brings to the Board a deep understanding of the Company’s business and operations as well as a historical perspective on the Company’s strategy. In addition, his service since 2005 as a director of John Wiley & Sons, Inc., which develops, publishes and sells products in print and electronic media for the educational, professional, scientific, technical, medical and consumer markets worldwide, has provided him with perspective on public company governance issues.

Henry A. McKinnell, Jr., Ph.D.

Director since October 1997

Henry A. McKinnell, Jr., age 76, is Chairman of the Board of Directors and Chairman of the Executive Committee and serves as a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. Dr. McKinnell served as the Chief Executive Officer of Optimer Pharmaceuticals, Inc. from February 2013 until October 31, 2013. He served as Chairman of the Board of Pfizer Inc., a pharmaceutical company, from May 2001 until his retirement in December 2006 and Chief Executive Officer from January 2001 to July 2006. He served as President of Pfizer Inc. from May 1999 to May 2001, and as President of Pfizer Pharmaceuticals Group from January 1997 to April 2001. Dr. McKinnell served as Chief Operating Officer of Pfizer Inc. from May 1999 to December 2000 and as Executive Vice President from 1992 to 1999. He served as the Chairman of the Accordia Global Health Foundation, is Chairman Emeritus of the Connecticut Science Center and is Life Director of the Japan Society. He currently serves as a director of ViewRay, Inc. and ChemoCentryx, Inc. He served as Chairman of Optimer Pharmaceuticals, Inc. until 2013 and Emmaus Life Sciences until 2015. He served as a director of Angiotech Pharmaceuticals, Inc. until 2011, Pfizer Inc. and ExxonMobil Corporation until 2007 and John Wiley & Sons until 2005.

Dr. McKinnell served for five years as the chief executive officer of a public pharmaceutical company with worldwide operations and, prior to that position, served as president, chief operating officer, chief financial officer and executive vice president. As a result of these positions, Dr. McKinnell brings to the Board financial expertise, global management experience and leadership skills. In addition, because the pharmaceutical business, like the Company’s, operates in a highly regulated industry, Dr. McKinnell brings to the Board an appreciation of what a complex regulatory environment means for the Company’s operations. Dr. McKinnell has also served as a director of several public companies, contributing to his perspective on corporate governance matters.

Leslie F. Seidman

Director since December 2013

Leslie F. Seidman, age 56, is Chairman of the Audit Committee and is a member of the Executive, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. Ms Seidman has over 30 years of experience in the accounting profession, serving as a member of the Financial Accounting Standards Board (FASB) from 2003-2013, and as Chairman for approximately the last three years of her term. During her tenure, the FASB established numerous accounting standards relating to financial instruments, including securitizations, derivatives and credit losses and worked with regulators and policy makers in the U.S., and in other major capital markets to develop consistent accounting standards. Previously, Ms Seidman was the founder and managing member of a financial reporting consulting firm that served global financial institutions, law firms and accounting firms. From 1987 to 1996, Ms Seidman served as Vice President, Accounting Policy and in other roles at J.P. Morgan & Company, Inc. (now JPMorgan) and from 1984 to 1987, Ms Seidman served as an auditor for Arthur Young & Co. (now Ernst & Young, LLP). Ms Seidman currently serves as a director of General Electric (2018-present) and a Public Governor of the Financial Industry Regulatory Authority (2014-present). She is also an advisor to Idaciti, Inc., a start-up fintech company (2017-present).

Ms Seidman brings regulatory and financial expertise to the Board. She currently serves as a Public Governor of the Financial Industry Regulatory Authority (FINRA). Her experience as the Chairman of the Financial Accounting Standards Board, executive at a major bank and auditor for a major accounting firm allows her to bring to the Board significant knowledge of global accounting and financial reporting matters in addition to regulatory and senior management experience. In addition, she has previously worked as a CPA and is certified in Cybersecurity Oversight.

Bruce Van Saun

Director since March 2016

Bruce Van Saun, age 61, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. He has served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”), a large regional bank, since October 2013. He joined Citizens from the Royal Bank of Scotland Group, Plc, a global banking and financial services group. He led Citizens to a successful initial public offering in September 2014, and full independence from RBS in October 2015. At RBS, Mr. Van Saun served as Group Finance Director and as an executive director on the RBS board from 2009 to 2013. Prior to that, Mr. Van Saun held a number of senior positions with Bank of New York and later Bank of New York Mellon over an 11-year period. As Vice Chairman and Chief Financial Officer, he was actively involved in the strategic transformation of Bank of New York from a diversified regional bank into a focused global securities servicer and asset manager. Earlier in his more than 30-year financial services career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. Mr. Van Saun has served on a number of boards in both the U.S. and the U.K. He is a current member of The Clearing House Supervisory Board. He also serves on the boards of Partnership for Rhode Island, Jobs for Massachusetts, Bank Policy Institute and Federal Reserve Bank of Boston. He has previously served on the boards of The Royal Bank of Scotland Group plc and National Westminster Bank, Plc, each an RBS affiliate, from October 2009 to October 2013. He also served on the boards of ConvergEx Inc. from May 2007 to October 2013, Direct Line Insurance Group plc from April 2012 to October 2013 and WorldPay (Ship Midco Limited) from July 2011 to September 2013, and on the franchise board of Lloyd’s of London from September 2012 to May 2016.

Mr. Van Saun currently serves as the chief executive officer and chairman of a U.S. bank. He has extensive executive experience, having formerly held several additional senior management positions at banks. As a result of holding these positions, Mr. Van Saun brings financial expertise, management experience and experience managing a business in a highly regulated industry both in the U.S. and in Europe. He has also served as a director of several companies, contributing to his appreciation of corporate governance matters.

Gerrit Zalm

Director since April 2018

Gerrit Zalm, age 66, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. He served as Chairman and Chief Executive Officer of ABN AMRO Bank N.V., a full-service bank with a primary focus on the Northwest Europe, from 2009 to 2016. In 2008, Mr. Zalm served as

Chief Financial Officer of DSB Bank N.V. and as its Chief Economist from 2007 to 2008. From 2007 to 2010, Mr. Zalm served as the Chairman of the Trustees of the International Accounting Standards Board. Mr. Zalm was Minister of Finance of the Netherlands from 2003 to 2007 and 1994 to 2002 and served in the Netherlands House of Representatives as the Parliamentary Leader of the VVD Party from 2002 to 2003. Prior to 1994, Mr. Zalm was head of the Netherlands Bureau for Economic Policy Analysis, held various positions at the Netherlands Ministry of Finance and Ministry of Economic Affairs and was a professor at Vrije Universiteit Amsterdam. Mr. Zalm has served as a director of Royal Dutch Shell since 2013.

Mr. Zalm has significant experience in the financial sector and brings invaluable insight into the government and international regulatory fields. He served as the chief executive officer and chairman of a global bank for eight years. He brings a wealth of regulatory experience from his roles as Minister of Finance of the Netherlands for twelve years, chairman of the trustees of the International Accounting Standards Board, and as a member of the Netherlands House of Representatives as the Parliamentary Leader of the VVD Party.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2019. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2018. In determining whether to reappoint KPMG as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the appropriateness of KPMG’s fees; the length of time the firm has served in this role; the impact of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG LLP and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG LLP as the Company’s independent auditor, and the retention of KPMG LLP to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has requested the Board of Directors to submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019 to stockholders for ratification as a matter of good corporate governance. If the appointment of

KPMG LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain KPMG LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm.

Also, as a matter of good corporate governance, the Audit Committee has decided to submit a request for proposal to several public accounting firms, including KPMG LLP, to serve as the Company’s principal independent public accountants as early as for the year ending December 31, 2019. At the conclusion of the process, the Audit Committee may continue to engage KPMG or select another firm as the Company’s principal independent public accountants as early as for the year ending December 31, 2019. Any decision to select new principal independent public accountants will be submitted for ratification at next year’s annual meeting of stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The aggregate fees for professional services rendered for (i) the integrated audit of the Company’s annual financial statements for the years ended December 31, 2018 and 2017, (ii) the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and (iii) statutory audits of subsidiaries, were approximately $6.5 million and $8.9 million in 2018 and 2017, respectively. These fees included amounts accrued but not billed of $2.7 and $6.4 million in the years ended December 31, 2018 and 2017, respectively. The decrease from the prior year is primarily due to fees incurred in 2017 relating to the Bureau van Dijk acquisition, which included the audit of Bureau van Dijk’s 2016 and 2015 financial statements in accordance with U.S. generally accepted auditing standards (“GAAP”), the audit of acquisition accounting including the conversion from international financial reporting standards to U.S. GAAP, and Bureau van Dijk statutory audit fees. The 2017 fees also included the audit of the 2017 financial statement impact of the Tax Cuts and Jobs Act of 2017 and controls testing for the implementation of ancillary systems.

Audit-Related Fees

The aggregate fees for audit-related services rendered to the Company were approximately $0.2 million in each of the years ended December 31, 2018 and 2017. Such services included employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered for tax services rendered by the auditors for the years ended December 31, 2018 and 2017 were approximately $0 and $0, respectively.

All Other Fees

The aggregate fees billed for all other services rendered to the Company by KPMG LLP for the years ended December 31, 2018 and 2017 were approximately $0 and $0, respectively.

ITEM 3—ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

An advisory resolution approving the compensation of the Named Executive Officers. The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

We are asking stockholders to vote on an advisory resolution approving the compensation of the Company’s executives who are named in the Summary Compensation Table that appears on page 63 (referred to as the “Named Executive Officers” or “NEOs”) of this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, the goal of the Compensation & Human Resources Committee in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of Moody’s executives is performance-based, and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operating (non-financial) in nature, and aligned with stockholder value creation.

The Company achieved strong results for 2018, reporting revenue of $4.4 billion. Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”) achieved strong growth, with revenues increasing 21% from 2017, while Moody’s Investors Service revenue decreased 2%, reflecting a decline in global debt issuance versus the record issuance levels in 2017.

•

Long-Term Performance-Based Shares—For each of the past several years, the Company has granted three-year performance-based share awards with performance thresholds based on the Company’s cumulative profitability (measured in earnings before interest, taxes, depreciation and amortization, including future acquisitions, if any, and adjusted for restructuring charges and certain other non-recurring items approved from time to time (“MCO EBITDA for Compensation Purposes”)), MIS’s ratings accuracy performance (“MIS Ratings Performance”), and MA’s cumulative sales over the relevant three-year period (including sales from entities acquired in future acquisitions, if any, and adjusted to exclude foreign exchange impact) (“MA Sales for Compensation Purposes”).

•	No Dividend Accruals—Dividends do not accrue on unvested performance shares.

•	Balanced Mix of Equity Awards—NEOs are granted a balanced mix of long-term equity awards split 20% in stock options, 20% in RSUs and 60% in performance-based share awards.

•	Clawback Policy—Annual cash incentive awards, performance-based share awards and other equity awards are subject to the Company’s clawback policy under which the Company has the right to require forfeiture of, or seek to recoup all or any portion of the value of the proceeds from such award in the case of a significant or material financial restatement, a restatement resulting from fraud or other misconduct, or material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

•	No Executive Employment Agreements—The Company does not maintain employment agreements with its U.S. executives, including the NEOs.

•

No Single-Trigger Payments upon a Change in Control—The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control and unvested equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change in control when the surviving company assumes the equity awards.

•

Limited Executive Perquisites—The Company does not provide perquisites or other personal benefits with an aggregate annual value of more than $10,000 to any of its NEOs, other than modest relocation expenses in connection with joining the Company as was provided to Mr. Kaye in 2018.

•	No Tax Gross-Ups on Perquisites and Change in Control Payments—The Company does not provide any tax gross-ups on perquisites or change in control payments to its executive officers.

•

Stock Ownership Guidelines—The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives and non-management directors who are subject to the Company’s guidelines retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals.

•

Anti-Hedging and Anti-Pledging Policy—The Company prohibits executive officers, directors and their family members from (i) making “short sales” of Moody’s securities; (ii) engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts or buying Moody’s securities on margin; and (iv) pledging Moody’s securities as collateral for a loan.

We urge stockholders to read the CD&A beginning on page 35 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 63, which provide detailed information on the compensation of our NEOs. The Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to vote at the Annual Meeting on the following advisory resolution approving executive compensation:

RESOLVED, that the stockholders of Moody’s Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive

Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a say-on-pay resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation & Human Resources Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

After consideration of the vote of stockholders at the Company’s 2017 annual meeting of stockholders on the frequency of future say-on-pay resolutions and other factors, the Board determined to hold a vote on an advisory resolution approving executive compensation annually, although it may determine to vary this practice based on factors such as discussions with stockholders. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next vote on an advisory resolution approving executive compensation will be held at the Company’s 2020 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Except as noted below, stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of December 31, 2018 (based on information they supplied to the Company), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2018, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

	Shares Beneficially Owned(1)	Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents(3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding(5)
Mark E. Almeida	162,341	154,498	1,207	318,046		*
Basil L. Anderson	41,218	0	1,086	42,304	12,057	*
Jorge A. Bermudez	16,274	0	1,075	17,349		*
Michael S.Crimmins(7)	2,968	0	0	2,968		*
Robert Fauber	39,669	42,886	1,006	83,561		*

	Shares Beneficially Owned(1)		Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents(3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding(5)
Vincent A. Forlenza	0		0	0(6)	0	466	*
John J. Goggins	58,600		113,865	767	173,232		*
Jeffrey Hare	24,644		5,347	215	30,206		*
Kathryn M. Hill	13,952		0	1,075	15,027		*
Linda S. Huber(7)	67,340		0	0	67,340		*
Mark Kaye	0		1,373	368	1,741		*
Raymond W. McDaniel, Jr.	231,429	(8)	587,194	5,545	824,168		*
Henry A. McKinnell, Jr.	83,863		0	1,509	85,372	1,846	*
Leslie F. Seidman	7,107		0	1,075	8,182		*
Bruce Van Saun	3,286		0	1,086	4,372		*
Gerrit Zalm	0		0	0(6)	0		*
All current directors and executive officers as a group (17 persons)	795,200		908,234	19,723	1,723,157		0.9%
Berkshire Hathaway, Inc.	24,669,778	(9)(10)					12.9%
Warren E. Buffett, National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, 3555 Farnam Street, Omaha, Nebraska 68131
The Vanguard Group	17,117,013	(11)					8.9%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
BlackRock Inc.	12,012,678	(12)					6.3%
55 East 52nd Street, New York, New York 10055

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes all shares held directly including unvested restricted stock and deferred restricted stock held in a rabbi trust.

(2)	Options vesting within 60 days of December 31, 2018.

(3)

Consists of: (i) RSUs that have been granted to members of management that vest within 60 days of December 31, 2018; and (ii) dividend equivalents that will convert to shares within 60 days of December 31, 2018.

(4)

Consists of stock units (payable to non-management directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-management director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.

(5)

Percentages are based upon the number of shares outstanding as of December 31, 2018 and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.

(6)	Messrs. Forlenza and Zalm received initial grants of RSUs on April 24, 2018. They will vest on April 24, 2019.

(7)	This figure represents the amount owned by Mr. Crimmins and Ms Huber upon departure from the Company.

(8)	This amount includes 2,000 shares of Common Stock owned by Mr. McDaniel’s spouse and shares held in two trusts.

(9)

As set forth in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company, (a) each of Mr. Buffett, Berkshire Hathaway Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to 24,669,778 shares reported in such Amendment No. 3 to the Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 11,973,928 of such 24,669,778 shares.

(10)

This address is listed in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 as the address of each of Mr. Buffett and Berkshire Hathaway Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131; and the address of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

(11)

As set forth in Amendment No. 6 to the Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. The Vanguard Group had sole voting power with respect to 206,629 shares, shared voting power with respect to 35,436 shares, sole dispositive power with respect to 16,879,397 shares and shared dispositive power with respect to 237,616 of their 17,117,013 shares as of December 31, 2018.

(12)

As set forth in Amendment No. 5 to the Schedule 13G filed with the SEC on February 6, 2019 by BlackRock Inc. BlackRock Inc. had sole voting power with respect to 10,602,645 shares and sole dispositive power with respect to 12,012,678 of their 12,012,678 shares as of December 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions, and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% stockholders that filed any reports for the year ended December 31, 2018 reported all transactions on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

Moody’s executive compensation programs are designed to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to change as market practices warrant by aligning compensation with business performance and the interests of our stockholders. This discussion and analysis provides a guide to Moody’s executive compensation programs and explains the decisions of the Compensation & Human Resources Committee (in this discussion, also referred to as the “Committee”) regarding compensation reported for 2018 for Raymond W. McDaniel, Jr., the Chief Executive Officer (referred to as the “CEO”), and the other executive officers named in the Summary Compensation Table on page 63 (together with the CEO, referred to as the “Named Executive Officers” or “NEOs”).

EXECUTIVE SUMMARY

Moody’s Corporation achieved strong results for 2018, reporting revenue of $4.4 billion. Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”) achieved strong growth, with revenue increasing 21% from 2017, while Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”) revenue decreased 2%, reflecting a decline in global debt issuance versus the record issuance levels in 2017.

2018 financial performance measures for the Company include:

•	2018 revenue of $4.4 billion, up 6% from 2017;

•	2018 GAAP earnings per share of $6.74, up 31% from 2017; 2018 adjusted earnings per share of $7.39, up 22% from 2017;*

•

2018 operating income of $1.9 billion, up 3% from 2017; 2018 adjusted operating income was $2.1 billion, up 6% from 2017. Adjusted operating income excludes depreciation and amortization, restructuring and Bureau van Dijk acquisition-related expenses;* and

•	Achievement of 104.8% of the Company’s three-year profitability performance target.

These operating and financial performance achievements formed the basis for the Committee’s award determinations.

•	For the NEOs, cash incentive awards ranged from 63.3% of target to 105.4% of target. This level of payout reflects Moody’s business performance and results outlined above.

*

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in Moody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for information on these adjusted measures, including a reconciliation of these adjusted financial measures to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures.

•

The grant date fair value of the long-term equity incentive award granted to the CEO in February 2018 was approximately 8.2% higher than the 2017 grant date award value. The grants awarded to the NEO group (excluding the CEO and the newly appointed Chief Financial Officer) in February 2018 increased on average by approximately 7.3% from the value of the February 2017 awards. This increase reflected the Company’s 2017 performance, and was designed to bring long-term incentive levels and total compensation closer to market.

•

The performance share cycle ended December 31, 2018 resulted in a payout of 140.4% of target for MIS, 112.7% of target for MA and 126.1% of target for Moody’s Shared Services of performance shares granted for the 2016-2018 performance cycle.

2018 Changes

Following the departure of Ms Huber as Chief Financial Officer at the end of June, two interim principal financial officers (Messrs. Crimmins and Hare) were named prior to Mr. Kaye joining the Company as Chief Financial Officer and Principal Financial Officer in August 2018. For that reason, compensation disclosure for all four individuals is included in this Proxy Statement.

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS

The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

What We Do	What We Don’t Do

Long-Term Performance-Based Shares—For each of the past several years, the Company has granted three-year performance-based share awards with performance thresholds based on the Company’s cumulative profitability (measured in earnings before interest, taxes, depreciation and amortization, including future acquisitions, if any, and adjusted for restructuring charges and certain other non-recurring items approved from time to time (“MCO EBITDA for Compensation Purposes”)), Moody’s Investors Service’s ratings accuracy performance (“MIS Ratings Performance”), and Moody’s Analytics’ cumulative sales over the relevant three-year period (including sales from entities acquired in future acquisitions, if any) (“MA Sales for Compensation Purposes”).

  No Dividend Accruals—Dividends do not accrue on unvested performance shares.

  No Executive Employment Agreements—The Company does not maintain employment agreements with its U.S. executives, including the NEOs.

  No Single-Trigger Payments upon a Change in Control—The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control and unvested equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change in control when the surviving company assumes the equity awards.

What We Do	What We Don’t Do

Balanced Mix of Equity Awards—NEOs are granted a balanced mix of long-term equity awards split 20% in stock options, 20% in restricted stock units (“RSUs”) and 60% in performance-based share awards.

Clawback Policy—Annual cash incentive awards, performance-based share awards and other equity awards are subject to the Company’s clawback policy under which the Company has the right to require forfeiture of, or seek to recoup all or any portion of the value of the proceeds from such award in the case of a significant or material financial restatement, a restatement resulting from fraud or other misconduct, or material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

Stock Ownership Guidelines—The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives and non-management directors who are subject to the Company’s guidelines retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals.

Anti-Hedging and Anti-Pledging Policy—The Company prohibits executive officers, directors and their family members from (i) making “short sales” of Moody’s securities; (ii) engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts or buying Moody’s securities on margin; and (iv) pledging Moody’s securities as collateral for a loan.

  Limited Executive Perquisites—The Company does not provide perquisites or other personal benefits with an aggregate annual value of more than $10,000 to any of its NEOs, other than modest relocation expenses in connection with joining the Company as was provided to Mr. Kaye in 2018.

  No Tax Gross-Ups on Perquisites and Change in Control Payments—The Company does not provide any tax gross-ups on perquisites or change in control payments to Moody’s executive officers.

PHILOSOPHY OF THE EXECUTIVE COMPENSATION PROGRAM

Moody’s executive compensation program is designed to:

•	Link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives and to the individual’s performance.

•	Align executives’ rewards with changes in the value of stockholders’ investments.

•	We implement this linkage and alignment by:

•

awarding the NEOs annual cash incentive compensation that is based on the Company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual, qualitative and largely operational (non-financial) accomplishments and performance during that year;

•	using Company performance as the primary factor in determining the annual cash incentive compensation payouts that will be distributed to the NEOs;

•

establishing the targeted annual long-term equity award mix for all NEOs at 20% options, 20% RSUs and 60% performance shares, in order to tie realizable compensation directly to pre-established performance goals and future increases in stockholder value;

•

providing long-term equity-based incentives in the form of (i) performance shares that will be earned following the completion of a three-year performance period only if certain performance goals are achieved or exceeded, (ii) stock options that will deliver value to the executives only if stockholder value increases from the date the awards are granted and (iii) RSUs that help to retain executives over a four-year vesting period and increase or decrease in value with share price appreciation or depreciation; and

•

establishing thresholds for 2018-2020 performance shares based on the MCO EBITDA for Compensation Purposes, MIS Ratings Performance and MA Sales for Compensation Purposes. The weights of these metrics vary depending on each NEO’s role and responsibilities.

•

Provide a competitive total compensation package that will motivate the Company’s executives to perform at a superior level and assist in incentivizing and retaining the executives. When designing the total compensation package, we compare data to that of a group of select peer companies and the broader financial services industry, as discussed further in the “Peer and Market Review” section, below.

The Company’s compensation philosophy generally is to target the 50th percentile for base salary, target annual incentives, long-term incentives and target total compensation. The Company has also found that targeting the 50th percentile has allowed it to retain key talent and remain competitive in the marketplace. However, an executive’s positioning against market may be above or below such target positioning based on a number of factors specific to the individual, including performance, market conditions and the unique nature of Moody’s business.

Market data is just one of the reference points used by the Committee when establishing targeted total direct compensation. The Committee also reviews each NEO’s:

•	skills;

•	experience;

•	tenure and retention risk; and

•	performance.

These factors contribute to variations in actual and target compensation levels. Moody’s believes it is important to exercise discretion and judgment in order to attract and retain superior talent and to reward officers with a greater scope of responsibilities or deeper experience than their peers within the peer group and/or the broader financial services market. Based on the Committee’s analysis of the above, and consideration of a recommendation from the CEO (other than with respect to his own compensation), the Committee establishes a targeted total direct compensation level for each NEO that it believes is competitive and aligned with stockholder value.

Peer and Market Review

The independent compensation consultant annually reviews the peer group. Based on the consultant’s review, management makes recommendations for changes to the composition of the peer group subject to Committee approval. As a result of the review, no changes were recommended for 2018 as the existing peer group entities were deemed to be appropriate in regard to a comparison of the size, revenue and market capitalization of Moody’s. For 2018, the peer companies were:

CME Group Inc.	Gartner Inc.	Nielsen Holdings plc
Dun & Bradstreet Corp.	IHS Markit Ltd.	Price (T. Rowe) Group
Equifax Inc.	Intercontinental Exchange, Inc.	S&P Global
Fidelity National Information Services	Invesco Ltd. NASDAQ Inc.	Thomson Reuters Corp. Transunion Verisk Analytics, Inc.
Fiserv Inc.

This group, the Committee believes, appropriately reflects the companies with which Moody’s competes for business and executive talent. This group also appropriately reflects the companies against which Moody’s financial performance is measured, as it includes firms that:

•	Provide analytics products and services in addition to credit risk analysis;

•	Provide company and industry credit research and business information services;

•	Had median revenue of $4.3 billion in 2017 (Moody’s 2017 revenue equaled $4.2 billion); and

•	Had a median average market capitalization of $16.4 billion as of December 31, 2017 (Moody’s market capitalization equaled approximately $24 billion as of December 31, 2017).

The Committee continually seeks to improve the criteria upon which the peer group is selected. The Committee reviewed the peer company selection criteria and the revenue threshold for non-financial companies. In addition to reviewing compensation practices and pay levels within the Company’s peer group, the Committee looks at the broader financial services industry’s compensation data furnished by management’s compensation consultant, Aon Consulting, and reviewed by the Committee’s consultant. This additional compensation data is based on Aon Consulting’s survey data from approximately 25 companies and is used only for reference when evaluating pay for the Company’s NEOs.

Meridian Compensation Partners LLC (“Meridian”) provided the Committee and management with total direct compensation data from these peer group entities along with analyses of each element of compensation. The comparison groups’ information is reviewed in quartile ranges, beginning with the 25th percentile. In 2018, the targeted total direct compensation opportunity in aggregate for the CEO individually was at the 40th percentile and, for the NEOs as a group, was between the 44th percentile and the 55th percentile as compared to the peer group. The Committee periodically benchmarks benefits and perquisites and believes benefits to be in line with market practice and perquisites to be below current market practice.

ELEMENTS OF MOODY’S COMPENSATION PROGRAM

The following table lists the elements of Moody’s 2018 executive compensation program and the primary purpose of each:

Element	Form	Objectives and Basis
Base Salary – Target at 50th percentile	Fixed Compensation in Cash	• Base salary is intended to provide a level of pay that is appropriate given professional status, job content, market value, accomplishments and internal equity.
Annual Cash Incentives– Target at 50th percentile	At Risk Compensation in Cash

•  Annual cash incentives are intended to reward performance and assist in motivation and retention of management.

•  Award payouts are finalized at the Committee’s February meeting following the performance year in question; payouts primarily reflect the Company’s financial performance but on occasion have been reduced or modestly adjusted upward based upon the outcome of an extensive review of each NEO’s performance against his or her annual objectives; actual payouts are typically made at the beginning of March following the performance year in question.

•  Awards customarily are made under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended (the “2004 Plan”) (which stockholders re-approved at the 2015 annual meeting of stockholders), although the Committee retains the right to pay discretionary cash incentives outside of the 2004 Plan when circumstances warrant.

Long-Term Incentive Compensation– Target at 50th percentile	At Risk Compensation in Stock Options, Performance Shares and RSUs

•  To help balance the need to motivate the NEOs to drive long-term stockholder value, manage the number of shares used to deliver equity awards, and allow the Company to measure and reward a broader set of long-term goals, the Committee delivers equity incentive compensation through a combination of stock options, RSUs and performance shares.

•  Stock options have a strike price of no less than 100% of the average of the high and the low market price of the Common Stock on the date of grant and vest based on continued

Element	Form	Objectives and Basis

     service over four years in annual 25% increments, which means that executives: (i) will realize value from their awards only if the market price of the Company’s stock appreciates above the options’ exercise price after the options have vested, and (ii) will be motivated to remain with the Company due to the multi-year vesting schedule. Stock options expire 10 years after the applicable grant date.

•  Performance shares will be earned following the completion of a three-year performance period only if pre-established performance goals are met or exceeded. For the 2018-2020 performance period, these performance thresholds are based on MCO EBITDA for Compensation Purposes, MIS Ratings Performance and MA Sales for Compensation Purposes. The weights of these metrics vary depending on each NEO’s role and responsibilities. The number of performance shares treated as vested and the corresponding number of shares actually issued to an employee as payout at the end of the three-year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee.

•  RSUs will vest equally in four annual installments beginning on March 1, 2019, provided there is continued employment through each such vesting date. Such awards motivate executives to remain with the Company due to the multi-year vesting schedule and align executive and stockholder interests.

•  In 2018, equity award grants were made five business days after the release of the Company’s year-end earnings.

Perquisites	Limited	• Moody’s does not provide perquisites or other personal benefits with an aggregate annual value of more than $10,000 to any of its NEOs, other than modest relocation expenses

Element	Form	Objectives and Basis
in connection with joining the Company as was provided to Mr. Kaye in 2018.
Retirement Benefits	Broad- based and non-tax qualified plans

•  Defined Contribution Plans. Moody’s offers its U.S. employees, including the NEOs, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan, and offers highly compensated senior management, including the NEOs who reside in the U.S., a voluntary deferred compensation plan (the “Moody’s Corporation Deferred Compensation Plan,” or “DCP”).

•  The primary purpose of the DCP is to allow certain employees to make pre-tax deferrals into a nonqualified plan and to receive the maximum company match on compensation without regard to Internal Revenue Service (“IRS”) limits that apply to the Profit Participation Plan. The Company match only applies to deferrals in excess of the IRS limit on compensation that can be taken into account under a tax-qualified defined contribution plan. In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

•  Additional information regarding the DCP is found on page 75.

•  Defined Benefit Plans. Certain NEOs based in the U.S. participate in the tax-qualified Moody’s Corporation Retirement Account (the “Retirement Account”) and the nonqualified Pension Benefit Equalization Plan (“PBEP”) which restores benefits that cannot be delivered through the Retirement Account due to IRS qualified plan limits. Three of the NEOs, including Ms Huber, participated in the Supplemental Executive Benefit Plan (“SEBP”) in 2018. Ms Huber left the Company mid-year and the other two participants were removed from the SEBP and their benefits frozen as of December 31, 2018. SEBP participants can accrue a combined benefit under all three pension plans of up to 60% of final average compensation. All three of

Element	Form	Objectives and Basis
these pension plans have been closed to new participants since 2008.
• More details regarding the Retirement Account, the PBEP and the SEBP are provided in the narrative following the Pension Benefits Table for 2018 on page 71.

Weighting of Elements—Fixed versus “At Risk” Compensation

For 2018, the Company reviewed data from its peer group and the broader financial services market, as discussed in further detail in the “Peer and Market Review” section beginning on page 39. The Committee, based on the recommendations of the CEO (excluding with respect to his own pay) and the Committee’s independent compensation consultant, Meridian, determined that the large majority of an NEO’s total direct compensation package (which includes salary, target annual cash incentive, performance share awards, option awards and non-equity incentive plan compensation) should be “at risk,” meaning the amounts that may ultimately be realized by an executive can vary based on performance. The “at risk” elements of an NEO’s direct compensation are delivered in the form of annual cash incentives and long-term equity awards consisting of stock options, RSUs and performance shares. The Committee concluded that approximately 10% to 25% of the NEO group’s target total direct compensation should be fixed and approximately 75% to 90% should be in the form of “at risk” compensation for 2018. The Company did not have a target weight for each element of compensation in 2018. For comparison purposes, the percentages noted above and reflected in the two pie charts below do not include any one-time sign-on cash or equity compensation awarded to Mr. Kaye upon joining the Company, and only include his annual target information. In addition, the two pie charts below do not include the pay mix of Ms Huber, who served as the Chief Financial Officer prior to her departure in June 2018, and Messrs. Crimmins or Hare, each of whom served in the principal financial officer role for only a brief period in 2018.

	Total Target Direct Compensation(1)
Name	% that is Base Salary	% that is Target Annual Incentive	% that is Target Equity	% that is At Risk(2)
Raymond W. McDaniel	9%	17%	74%	91%
Linda S. Huber (3)	43%	57%	0%	57%
Mark E. Almeida	18%	27%	55%	82%
Robert Fauber	21%	27%	52%	79%
John J. Goggins	26%	22%	52%	74%
Michael S. Crimmins	42%	23%	35%	58%
Jeffrey R. Hare	42%	30%	28%	58%
Mark Kaye (4)	23%	27%	50%	77%

(1)	Total Target Direct Compensation is the sum of the base salary, target annual cash incentive and grant date fair value of equity awards.

(2)	Includes annual incentive target award amount and grant date fair value of equity grant.

(3)	Ms Huber was not granted any equity compensation in 2018.

(4)

For comparison purposes, the percentages noted above only include Mr. Kaye’s annual target award information. They do not include any one-time sign-on cash or equity compensation awarded to him upon joining the Company.

2018 COMPENSATION DECISIONS

Base Salary

The base salaries paid to the NEOs during 2018, are listed below:

	Base Salary
Name	2017 Base Salary	2018 Base Salary	Percentage Change
Raymond W. McDaniel	$1,000,000	$1,000,000	0%
Linda S. Huber	609,000	609,000	0%
Mark E. Almeida	550,000	575,000	4.5%
Robert Fauber	520,000	575,000	10.6%
John J. Goggins	538,000	550,000	2.2%
Michael S. Crimmins	336,600	350,064	4.0%
Jeffrey R. Hare	419,858	434,553	3.5%
Mark Kaye	—	525,000	—

The base salary increases made in 2018 were effectuated in order to keep the total direct compensation of these individuals in line with competitive targets.

Annual Cash Incentives

Cash incentives for 2018 were paid out at 63.3% to 105.4% of target based upon financial and individual performance and after consideration of the results of an Institutional Investor Satisfaction Survey.

2018 Annual Cash Incentive Program Payouts

This year’s Company financial performance resulted in funding for the NEOs under the 2004 Plan, with the resulting annual cash incentive awards as shown in the table below:

Name	2018 Target Cash Incentive Under 2004 Plan	2018 Maximum Cash Incentive Under 2004 Plan	2018 Actual Cash Incentive Paid Under 2004 Plan
Raymond W. McDaniel	$1,800,000	$3,600,000	$1,666,200
Linda S. Huber (1)	—	—	395,500
Mark E. Almeida	820,000	1,640,000	864,400
Robert Fauber	760,000	1,520,000	667,100
John J. Goggins	460,000	920,000	425,800
Michael S. Crimmins	192,535	385,070	—
Jeffrey R. Hare	316,012	632,024	200,036
Mark Kaye (2)	—	—	625,000

(1)

In the first quarter of 2019, Ms Huber received a cash incentive bonus of $395,500, representing a prorated portion through June 30, 2018 of her annual cash incentive program bonus at target, pursuant to the terms of her Separation Agreement.

(2)	A cash incentive bonus of $625,000 was guaranteed to Mr. Kaye for 2018.

Process for Determining Annual Cash Incentives

•

Financial Performance Goals. The significant majority of the cash incentive payout for each NEO is based on the Company’s financial performance against pre-established Company and line-of-business financial goals. For 2018, potential cash incentive payouts were based on a combination of adjusted measures. These measures included the Company’s operating income, the Company’s earnings per share (“EPS”), MIS operating income, MA operating income and MA sales, all adjusted for compensation purposes (defined as “MCO Operating Income for Compensation Purposes,” “MCO EPS for Compensation Purposes,” “MIS Operating Income for Compensation Purposes,” “MA Operating Income for Compensation Purposes,” and “MA Sales for Compensation Purposes,” respectively).** The weighting of each measure differed depending on the individual’s area of responsibility.

**

While the Company reports its financial results in accordance with GAAP, financial performance targets and results under the Company’s incentive plans are based on adjusted financial measures. These adjusted financial measures are permitted by those plans and are approved by the Compensation & Human Resources Committee. Management reviews adjustments from GAAP measures to adjusted measures for compensation purposes with the Compensation & Human Resources Committee to assure the Committee that performance is evaluated on a basis that takes into account the way the goals were set and maintains executive accountability for performance. These metrics and the related performance targets are relevant only to Moody’s executive compensation program and should not be used or applied in other contexts.

The additional adjustments for compensation purposes were to exclude the effects of foreign exchange rates as compared to pre-established foreign exchange rates, the impact of 2018 acquisitions, the impact of changes in estimates related to U.S. tax reform, the impact of excess tax benefits on equity-based compensation versus budget, the cost of restructuring, discretionary funding adjustments, and other material non-recurring or unusual items.

For 2018, financial performance goals were based on the annual budget plan incorporating stretch objectives. The Committee sets target performance goals that are intended to motivate performance by being aspirational and challenging, but achievable. When the Committee set the NEOs’ targets, there was an expectation that substantially exceeding the targets would require extraordinary efforts individually and collectively. Therefore, in order to receive the maximum cash incentive payments, management must exceed targets by approximately 20%, reflecting extraordinary performance.

•

New Measure. A new Strategic & Operational measure was introduced to the annual cash incentive plan for the NEOs in 2018. This measure is a qualitative assessment of strategic and operational metrics tied to key non-financial business objectives certified by the Compensation & Human Resources Committee at the beginning of the performance period. The Committee assessed the achievement of the metric by evaluating performance against the following objectives: (i) new sources of growth; (ii) quality assurance and controls; (iii) operating effectiveness and efficiency; (iv) people and culture; (v) risk management; and (vi) enabling technologies and capabilities.

•

Adjustment for Institutional Investor Satisfaction. After the cash incentive payouts for each NEO are determined based on the performance metrics and weightings detailed below, the Committee can adjust the formulaic payout upwards by no more than 10% based on the results of a fixed-income Institutional Investor Satisfaction Survey conducted on behalf of the Company by an independent third party. The results of that survey are described below under “Institutional Investor Satisfaction.”

•

Adjustment for Individual Performance. The cash incentive amount approved for each NEO may be reduced or modestly adjusted upward from the formulaic determination based upon an extensive assessment of that individual’s performance against qualitative, largely operational objectives established for the year. These are described below under “Individual Performance.”

•	Maximum and Minimum Funding. For the 2018 plan year, the maximum incentive payout opportunity was 200% of target. Performance below an established threshold would result in no cash incentive payouts.

•	The Committee continues to be rigorous in its oversight of incentive metrics, goals and the relationship between performance and pay.

•

With assistance from the Committee’s compensation consultant, Meridian, the Committee conducted a review in 2018 of the Company’s performance periods and sensitivity of the payout curves utilized for its cash incentive plan compared to peer group.

•	Peer Group Comparison.

•

This 2018 review confirmed that the relationship between Company performance and cash incentive payouts is more demanding than typical market practice. For the upside incentive opportunity above target, the Company’s payout at maximum performance levels generally requires higher performance improvement than its peers and the general industry require.

•

For the downside opportunity (minimum payout) below target at the Company, the relationship between target performance and performance at threshold is generally in line with peers and general industry practices; however, under Moody’s plan, threshold performance generates a lower minimum payout than is typical for peers and general industry.

2018 Annual Cash Incentive Program Performance Results

Financial, Strategic and Operational Performance Goals. Financial, strategic and operational performance measures for 2018 were weighted as set forth in the table below.

Performance Metrics

Name	MCO EPS for Compensation Purposes	MCO Operating Income for Compensation Purposes	MIS Operating Income for Compensation Purposes	MA Operating Income for Compensation Purposes	MA Sales for Compensation Purposes	Strategic and Operational
Raymond W. McDaniel	37.50%	37.50%	—	—	—	25.00%
Linda S. Huber(1)	—	—	—	—	—	—
Mark E. Almeida	18.75%	18.75%	—	18.75%	18.75%	25.00%
Robert Fauber	18.75%	18.75%	37.50%	—	—	25.00%
John J. Goggins	37.50%	37.50%	—	—	—	25.00%
Jeffrey R. Hare	50%	50%	—	—	—	—
Mark Kaye(2)	—	—	—	—	—	—

(1)	Ms Huber’s annual cash incentive amount was established pursuant to the terms of her Separation Agreement.

(2)	Mr. Kaye’s annual cash incentive amount was guaranteed for 2018 in connection with his appointment to his position.

For 2018, performance in-line with the Company’s budget for MCO Operating Income for Compensation Purposes and MCO EPS for Compensation Purposes would result in 100% funding of the target cash incentive pool with respect to those metrics. For the 2018 plan year, maximum incentive funding opportunity was 200% of target. Performance below an established threshold would result in no funding with respect to that metric.

The 2018 financial performance goals for threshold, target and maximum payout, as well as actual 2018 performance, are set forth in the table below. The metric goals at target compared to 2017 actual performance were as follows: MCO EPS for Compensation Purposes up +27.0%; MCO Operating Income for Compensation Purposes up +12.8%; MIS

Operating Income for Compensation Purposes up +9.1%; MA Operating Income for Compensation Purposes up +38.0%; and MA Sales for Compensation Purposes up +23.5%.

As stated above, all adjusted measures used for determining incentive compensation amounts reflect adjustments to exclude the effects of foreign exchange rates as compared to pre-established foreign exchange rates, the impact of 2018 acquisitions, the impact of changes in estimates related to U.S. tax reform, the impact of excess tax benefits on equity-based compensation versus budget, the cost of restructuring, discretionary funding adjustments, and other material non-recurring or unusual items.

Institutional Investor Satisfaction. In 2009, the Committee added a Fixed Income Institutional Investor Satisfaction Survey (performed by an independent third party) modifier to the NEOs’ annual cash incentive program in order to take into account input from users of the Company’s products in setting compensation. The annual survey is comprised of approximately 100 questions in total, five of which were used for compensation analysis. Respondents were asked for their perceptions of Moody’s and Moody’s competitors in the market where the respondent is based. The questions used as a basis for the compensation modifier were as follows: (1) Overall, how has Moody’s met your business needs and expectations over the past 12 months? (2) Does Moody’s provide predictive ratings? (3) Is Moody’s an authoritative source on issues or events affecting the market? (4) Does Moody’s clearly and consistently communicate information about its rating decisions, methodology and models? and (5) Does Moody’s provide high quality and insightful research? This survey modifier adjusts the total funding of the annual cash incentive program upwards by no more than 10% based on achievements versus the Company’s customer value goals.

The Company’s institutional investor goals for 2018 were consistent with 2017. The two primary goals were management’s ability to (i) continue to enhance positive investor impressions of Moody’s products and services; and (ii) reduce less favorable impressions of the Company in the marketplace. The survey results do not produce a direct numerical adjustment by the Committee. Rather, the Committee completes a subjective, but structured, analysis of (i) the degree to which positive impressions increased and negative impressions decreased versus the previous year; and (ii) the degree to which the impressions of Moody’s were meaningfully different relative to the impressions of Moody’s competitors included in the survey. After considering the cash incentive payouts based on the financial performance metrics in conjunction with the overall survey results, the Committee determined to adjust the NEO cash incentive formulaic payout percentages by 3.5%.

Individual Performance. The Committee retains the discretion to set individual award payouts under the 2004 Plan based upon its subjective evaluation of the NEO’s performance against operational objectives established for the year. For 2018, the individual performance goals evaluated when determining each NEO’s actual annual incentive award payouts are described below. Ms Huber received a guaranteed 2018 annual bonus amount pursuant to the terms of her separation agreement and Mr. Kaye received a guaranteed bonus for 2018 performance in light of his hiring during the year.

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Mr. McDaniel: The Committee determined, based on Mr. McDaniel’s (i) contributions to the Company’s financial performance including MCO EPS for Compensation Purposes and MCO Operating Income for Compensation Purposes, (ii) recruitment of a new chief financial officer and management of various IT transformation programs, (iii) communication of an appropriate tone at the top with respect to risk management, (iv) management of regulatory processes and initiatives so that MIS can continue to operate independently and successfully, (v) coordination of management and communication of litigation and regulatory risk with market participants and employees, (vi) support of growth and diversification of the Company’s business by advancing MIS’s and MA’s strategic initiatives, including product innovation, development of enabling technologies and investing globally, and (vii) improvement of overall operating effectiveness by enhancing workforce quality and productivity, to pay Mr. McDaniel 92.6% of his target annual cash incentive.

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Mr. Almeida: The Committee determined, based on Mr. Almeida’s (i) contributions to MA Operating Income for Compensation Purposes that exceeded the growth targets by 6.7%, MCO EPS for Compensation Purposes and MCO Operating Income for Compensation Purposes that missed their targets by 2.5% and 4.4%, respectively, and MA Sales for Compensation Purposes that met its target, (ii) continued focus on margin management and cost reduction practices, (iii) pursuit of M&A opportunities, (iv) continued work on enhancing MA’s product portfolio, meeting customer demand for analytic and insight tools, conducting business development and positioning MA for growth, as well as sustaining customer retention by enhancing product quality and service, (v) focus on expanding sales in products with scalable and sustainable growth, (vi) focus on risk management, including cybersecurity, and compliance with corporate polices and compliant internal audit results, (vii) support of Bureau van Dijk’s integration of a control environment, and (viii) continued development of the MA organizational culture, emphasizing values of customer focus, innovation, commercial and operational effectiveness, employee development and the promotion of diversity and inclusion initiatives, to pay Mr. Almeida 105.4% of his target annual cash incentive.

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Mr. Fauber: The Committee determined, based on Mr. Fauber’s (i) contributions to MIS Operating Income for Compensation Purposes, MCO EPS for Compensation Purposes and MCO Operating Income for Compensation Purposes performance that missed their targets by 6%, 2.5% and 4.4%, respectively, (ii) continued work to maintain and enhance ratings quality, (iii) focus on research and outreach efforts, (iv) improvement of delivery times of methodology development and approval, (v) implementation of initiatives relating to marketing and growth on a global level, especially in Asia and Latin America, (vi) ongoing focus on internal controls and compliance and timely implementation of regulatory rules, (vii) successful transformation of analytic ratings staff, (viii) implementation plan for Brexit, (ix) steps taken with respect to diversity and inclusion initiatives, and (x) focus on workforce effectiveness and talent management, to pay Mr. Fauber 87.8% of his target annual cash incentive.

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Mr. Goggins: The Committee determined, based on Mr. Goggins’ (i) management of the Company’s legal risk and all material litigation matters and governmental investigations while balancing business requirements, (ii) mitigation of contingent liabilities for products and services, (iii) coordination with market participants about regulatory affairs and engagement with regulators and legislators globally, (iv) management of all key components of the Company’s compliance function and preparation for examinations by regulatory bodies, and (v) support of MIS and MA business initiatives as well as promotion of diversity and inclusion initiatives, to pay Mr. Goggins 92.6% of his target annual cash incentive.

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Mr. Hare. The Committee determined, based on Mr. Hare’s (i) contributions to the Company’s financial performance including MCO EPS for Compensation Purposes and MCO Operating Income for Compensation Purposes, (ii) assistance with management of the Company’s budget and capital position, (iii) contribution to the execution of public bond issuances, (iv) management of financial risk controls, (v) enterprise risk management work, (vi) contributions to the Company while serving as the principal financial officer on an interim basis, and (vii) implementation of diversity and inclusion initiatives, to pay Mr. Hare 63.3% of his target annual cash incentive.

Long-Term Equity Incentive Compensation

2018 Long-Term Equity Incentive (LTI) Mix

For 2018, equity grants were made in February based upon the Committee’s evaluation of 2017 performance and the level of each NEO’s target total direct compensation in comparison to the peer group and the broader financial services industry. In 2018, the aggregate long-term equity compensation awards granted for the NEO group in February were between the 15th – 60th percentile of executives in the peer group. The Committee reevaluates the long-term equity incentive mix on an annual basis to determine what arrangement best aligns the NEO’s compensation with Moody’s stockholders and maintains the NEOs’ focus on financial and operational performance. Mr. Kaye’s annual equity award was made in October of 2018 at the time of his hiring.

Performance shares (60% of Total LTI). The performance shares will be earned following the completion of a three-year performance period if certain cumulative performance goals are achieved or exceeded. The number of performance shares treated as vested and the corresponding number of shares actually issued to an employee as payout at the end of the three-year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee. For the 2018-2020 performance period, MCO EBITDA for Compensation Purposes, MIS Ratings Performance and MA Sales for Compensation Purposes were selected as the performance metrics. For the performance share program measurement, these metrics will be adjusted to exclude the net impact of restructuring charges, and other material, non-recurring, unusual items, as well as to include acquisition results in MCO EBITDA for Compensation Purposes and include modified acquisition results in MA Sales for Compensation Purposes. The Committee decided that the impact of acquisitions would continue to be included when measuring MA Sales for Compensation Purposes, with acquired sales receiving a lower weighting than organic sales. These three metrics were chosen for the 2018-2020 performance period because they incent management to consider the long- and medium-term impact of business decisions and the metrics provide a balance of financial and operational factors for business success. The weights of these three performance goals vary depending on each NEO’s role, responsibilities and corporate entity in which each NEO operates, as reflected in the table below:

2018 Performance Measures (1)

Name	MCO EBITDA for Compensation Purposes	MA Sales for Compensation Purposes	MIS Ratings Performance
Raymond W. McDaniel	60%	20%	20%
Mark E. Almeida	50%	50%	0%
Robert Fauber	50%	0%	50%
John J. Goggins	60%	20%	20%
Jeffrey R. Hare	60%	20%	20%
Mark Kaye	60%	20%	20%

(1)	Ms Huber did not receive a 2018 performance share grant and Mr. Crimmins forfeited his award upon his departure from the Company.

The Committee believes these weights to be appropriate based on the individuals’ more direct involvement with certain corporate entities. All NEOs have an incentive to contribute to the overall Company’s profitability, while Mr. Fauber’s performance shares are more directly tied to the performance of MIS and Mr. Almeida’s performance shares are more directly tied to MA, which they operated and continue to operate, respectively.

RSUs (20% of Total LTI). The RSUs vest equally in four annual installments beginning on March 1, 2019 provided there is continued service through each such vesting date. In making the determination to grant RSUs in 2018, the Committee considered the need to manage the number of shares used to deliver equity awards, and to allow the Company to measure and to balance incentives based on financial and operational goals with rewards that are tied more directly to stockholder value.

Stock options (20% of Total LTI). Stock options vest based on continued service over four years in annual 25% increments, which means (i) executives will realize value from their awards only if the market price of the Company’s stock appreciates above the options’ exercise price at the time that the options vest and (ii) executives are motivated to remain with the Company due to the multi-year vesting schedule. The Committee believes that because value is realized only if the Company’s stock price rises, stock options are performance-based compensation. Stock options expire 10 years after the grant date.

2018 LTI Grant Levels. In determining the value of total equity granted to the NEOs, in addition to the items noted in the following paragraph, the Committee considered the share utilization practices of the Company’s peer group and endeavored to balance aligning the interests of NEOs with stockholders while also motivating the NEOs to improve the Company’s current market position. As a result, the Committee recommended (based on a recommendation from the CEO, other than with respect to his own pay), and the Board approved, equity grants comprised of stock options, RSUs and performance shares, with the average individual NEO (excluding the newly appointed Chief Financial Officer) grant date value increasing approximately 7.5% from the individual NEO grants in 2017, in order to bring equity award values more in line with median market levels. The 2018 equity grant level for Mr. McDaniel was between the 50th and 75th percentile of the competitive range of the peer group and financial services industry data. Messrs. Almeida and Goggins were near the 50th percentile, and Mr. Fauber was between the 25th and 50th percentile of the competitive range of the peer group and financial services industry data. The NEO’s individual awards are reported in the Grants of Plan-Based Awards Table for 2018 on page 67.

Because the annual grants for all NEOs except Mr. Kaye were made in February, each individual award determination considered (i) the Company’s 2017 performance, (ii) the NEO’s role in that performance, including the achievement of individual goals described above in “Annual Cash Incentives,” and (iii) retention objectives for that NEO. Mr. Kaye’s award level was determined based on his skills and experience. The awards are intended to align the interests of NEOs with those of the Company’s stockholders. Annual awards are determined by an examination of the present period as well as by considering expectations of the future.

2016-2018 Performance Share Payouts

The 2016-2018 performance period for performance shares granted in 2016 ended on December 31, 2018, with the NEOs receiving between 113% and 140% of their performance share target amounts based on the Company’s results. The weighting that was assigned to each of the three performance goals at the time the performance shares were originally granted varied depending on each NEO’s role and responsibilities. The threshold, target and maximum performance goals, as well as actual results, for MCO EBITDA for Compensation Purposes and MA Sales for Compensation Purposes performance criteria are set forth in the table below. MIS Ratings Performance is evaluated based on internally developed metrics that are proprietary and competitively sensitive, and therefore are not disclosed in the table below. The threshold, target and maximum MIS Ratings Performance goals were set to reflect a degree of difficulty that was comparable to the standard applied in setting the performance goals for the other criteria, with target performance levels being difficult but obtainable, based on historical results under this metric.

As a result of the level of performance that was achieved, the number of shares that vest in March 2019 (subject to continued service through the vesting date) for each NEO relative to the target number of shares granted is reflected in the table below:

Name	2016-2018 Performance Share Award at Target (# of shares)	2016-2018 Performance Share Award to Vest (# of shares)
Raymond W. McDaniel	43,435	54,772
Linda S. Huber (1)	11,479	12,043
Mark E. Almeida	10,098	11,380
Robert Fauber	6,029	8,465
John J. Goggins	7,180	9,054
Michael S. Crimmins (2)	—	—
Jeffrey R. Hare	2,086	2,630
Mark Kaye (3)	—	—

(1)	Ms Huber’s prorated target, reflecting the number of days she worked during the three-year performance period, was 9,950 shares.

(2)	Mr. Crimmins forfeited his 2016-2018 Performance Share Award at the time of his resignation from the Company in June 2018.

(3)	Mr. Kaye joined the Company in August 2018 and did not receive a 2016-2018 Performance Share Award.

The NEOs’ individual performance share awards are reported in the Outstanding Equity Awards at Fiscal-Year End Table For 2018 on page 69.

The Role of the Committee, Its Consultant and Management

The Committee, which is comprised entirely of independent directors, has responsibility for oversight of the Company’s compensation program and has final authority for evaluating and setting compensation for NEOs. To assist in this process, it considers recommendations made by the CEO (except with respect to his own compensation), and uses market data and analyses that the Committee’s independent compensation consultant provides in order to help formulate target compensation levels. The Committee has engaged Meridian, an independent compensation consulting company, to advise the Committee on matters related to executive and director compensation. Meridian is engaged directly by and reports to the Committee. Meridian does not offer or provide any other services to the Company and the Committee determined that the retention of Meridian has not raised any conflicts of interest.

The Committee’s independent consultant reviewed an analysis of the annual comparison of the elements of Moody’s executive compensation structure and practices to those of the Company’s peer group, as set forth below, and the broader financial services industry. Based on its review, the consultant concluded that the Company’s executive compensation program structure is consistent with industry practices.

Chief Executive Officer Compensation

The Committee begins its analysis of total direct compensation for the CEO by analyzing the compensation of executive officers at companies included in its peer group, as well as in the broader financial services market. It also reviews the CEO’s pay with respect to the other NEOs. In light of the CEO’s broad responsibilities requiring oversight of the entire organization and based on the achievements detailed beginning on page 50 under “Individual Performance,” the Committee determined that a higher total direct compensation package was warranted as compared with the other NEOs.

The mix of Mr. McDaniel’s total direct compensation package has changed over the years. For the past five years, the Committee has determined not to increase Mr. McDaniel’s base salary in order to keep his total direct compensation in line with competitive benchmarks.

In terms of his equity grants, 20% of Mr. McDaniel’s 2018 equity award was comprised of stock options, 20% was comprised of RSUs and 60% was comprised of performance shares. Mr. McDaniel’s target “at risk” compensation was 91%. This percentage is in line with the Committee’s objective of continuing to align the CEO’s compensation with long-term Company performance.

Alignment with Company Performance. The Committee believes this current compensation mix and structure serves to incentivize the CEO and more closely ties his awards with Company and individual performance. For instance, the change to Mr. McDaniel’s annual incentive payouts as well as the increase to his 2018 equity award were tied to the Company’s financial results, as the MCO Operating Income for Compensation Purposes and MCO EPS for Compensation Purposes goals served and continue to serve as the metrics determining funding of annual cash incentives and prior year results impact equity award decisions. The following two graphs illustrate this relationship. In 2018, CEO total compensation decreased because the increase in MCO Operating Income for Compensation Purposes and MCO EPS for Compensation Purposes did not meet target goals.

In addition, the following graphs compare the total one- and three-year cumulative stockholder returns of the Company to the performance of Standard & Poor’s Stock 500 Composite Index.

The comparisons included in the MCO Stock Total Return graphs above assume that $100.00 was invested in the Company’s Common Stock and in the S&P 500 Composite Index on December 31, 2015 and December 31, 2017. The comparison also assumes the reinvestment of dividends, if any. The one-year total return for the Common Stock was -4.1% during the performance period as compared with a total return during the same period of -4.4% for the S&P 500 Index. The three-year total return for the Common Stock was 45.0% during the performance period as compared with a total return during the same period of 30.4% for the S&P 500 Index.

As compared to its peer group, Moody’s Total Shareholder Return (defined as the annualized rate of share price appreciation plus the reinvestment of dividends) was in the 23rd percentile among the peers for the one-year period ending December 31, 2018 and in the 55th percentile for the three-year period ending December 31, 2018.

Thorough Committee Analysis. The Committee undertook an extensive analysis of CEO pay in 2018 in order to evaluate whether the compensation structure continues to be appropriate.

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The Committee reviewed the alignment between Mr. McDaniel’s pay and Company performance for the three-year period ranging from 2015 through 2017. With the assistance of the Committee’s advisor, Meridian, the Committee assessed the relationship between Mr. McDaniel’s realized/realizable compensation and the Company’s performance across a range of profitability, growth and return metrics for the three-year period relative to the Company’s peer group.

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The Committee reviewed the sensitivity between payout opportunities under Mr. McDaniel’s long-term incentive compensation and the Company’s performance by modeling a variety of scenarios with a wide combination of share price performance and payout outcomes. These results were then compared to the payout sensitivity of the average mix of long-term incentive compensation for the Company’s peers.

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The Committee concluded that the relative positioning of Mr. McDaniel’s total compensation has been well aligned with the Company’s performance and that the combined structure of the Company’s incentive plans is appropriate and in keeping with the Committee’s objectives for these programs.

Mr. McDaniel’s targeted total direct compensation for 2018 was at the 40th percentile as compared to the Company’s peer group. His actual total direct compensation was approximately at the 36th percentile of the benchmark actual total direct compensation levels of the comparative group. In light of the individual achievements listed on page 50, the description of Company achievements on page 35 and the value of Mr. McDaniel’s pension plans, the Committee believes Mr. McDaniel’s total direct compensation package to be appropriate.

Pension Value. Mr. McDaniel’s change in pension value in 2018, as shown in the Summary Compensation Table on page 63, was $0 primarily due to a negative change in the value of his SEBP. This occurred because his service for SEBP benefit purposes was limited by the Plan’s 30-year service cap, his final average earnings used to calculate the SEBP benefit did not change, the SEBP offsets for benefits payable from the Retirement Account and PBEP increased, and his life expectancy was lower. The discount rate for the Retirement Account, PBEP and SEBP that is the basis for the proxy present value calculations increased during 2018 to 4.15%, 3.90% and 3.75%, respectively. Mr. McDaniel was removed from the SEBP by the Compensation & Human Resources Committee effective as of December 31, 2018 so that no additional benefits would accrue under the SEBP.

EXECUTIVE COMPENSATION GOVERNANCE POLICIES AND PRACTICES

2018 Say-on-Pay Advisory Vote on Executive Compensation

Moody’s provided stockholders a say-on-pay advisory vote to approve its executive compensation in 2018. At Moody’s 2018 annual meeting, stockholders expressed substantial support for the compensation of the NEOs, with approximately 95% of the votes cast for approval of the NEOs’ executive compensation. The Committee evaluated the results of the 2018 advisory vote and believes the strong stockholder support signals approval of the current pay programs in place at Moody’s. The Committee also considers many other factors in evaluating Moody’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by the Committee’s external consultant, and review of peer group data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2018 say-on-pay advisory vote.

Clawback Policy

In December 2018, the Governance & Nominating Committee reviewed and amended the Company’s clawback policy in light of market developments and a related stockholder proposal submitted for the 2018 annual meeting of stockholders. Despite the fact that the proposal did not receive a majority vote in support of it, after consideration, the Governance & Nominating Committee determined that a change was merited and in the interest of the Company’s stockholders. Under the amended policy, the Company has the right to require the forfeiture or seek recoupment of all or any portion of the value of or proceeds from any annual cash incentive awards, performance shares, or other equity grants in the event of an expanded set of circumstances. The clawback policy applies to (a) the Company’s Section 16 officers, in the event of a significant or material restatement of the Company’s financial statements covering any of the three fiscal years preceding the payment or settlement of the award, where the payment or settlement of any such award was predicated upon the achievement of specified financial results that are revised as a result of such restatement; (b) any award recipient whose unlawful activity, fraud, or intentional or willful misconduct covering any of the three fiscal years preceding the grant, payment, vesting, or settlement of the award gave rise to or contributed to the restatement; and (c) any award recipient whose unlawful activity, fraud, or intentional or willful misconduct during any of the three fiscal years preceding the grant, payment, vesting or settlement of the award resulted in material financial harm to the Company. The value, amount and awards subject to forfeiture or recoupment under this policy are determined by the Compensation & Human Resources Committee.

Stock Ownership Guidelines

Moody’s adopted stock ownership guidelines for its executives, including the NEOs, and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its directors and executive officers to act as owners, thereby better aligning their interests with those of the Company’s stockholders.

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The guidelines are intended to balance an officer’s need for portfolio diversification with the Company’s desire for officers to hold an ownership level sufficient to assure stockholders of the individual’s commitment to value creation.

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Executive officers are expected, within five years of appointment to officer level, to acquire and hold shares of the Company’s Common Stock equal in value to a specified multiple of their base salary (which varies based on position). Ownership is expected to increase in line with base salary increases.

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The current ownership level multiples are: (i) six times base salary for the CEO, (ii) three times base salary for the remaining NEOs, as well as all direct reports of the CEO who receive performance shares, (iii) one times base salary for the remaining officers subject to the guidelines, and (iv) five times the annual cash retainer for non-management directors.

•	Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the guidelines.

•	Unearned performance shares do not count toward satisfying the guidelines.

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A “hold until met” requirement (or share retention ratio) requires executives to hold 75% of net shares that they are awarded until their ownership multiple is met, including when an executive’s holdings no longer satisfy the required ownership multiple due to a decline in stock price.

As of December 31, 2018, each of the NEOs was in compliance with the guidelines. The guidelines for an individual executive officer may be suspended at the discretion of the Board of Directors in situations that it deems appropriate.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from entering into the following transactions with respect to Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•	making “short sales” of Moody’s securities;

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engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities;

•	pledging Moody’s securities as collateral for a loan; and

•	holding Moody’s securities in margin accounts or buying Moody’s securities on margin.

ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Employment Agreements

Moody’s does not enter into employment agreements with its U.S. executives, including Messrs. McDaniel, Almeida, Crimmins, Fauber, Goggins, Hare and Kaye and Ms Huber. All of the Company’s U.S. executives are, or prior to their departure from the Company were, “at will” employees.

Severance Policy

Moody’s provides severance benefits to NEOs under the Moody’s Career Transition Plan (the “Moody’s Career Transition Plan” or “CTP”) and the Moody’s Corporation Change in Control Severance Plan (the “Moody’s Corporation Change in Control Severance Plan” or the “CICP”), each of which is described below.

Career Transition Plan

All NEOs in the U.S. participate in the CTP, an ERISA-covered plan that is available to all full-time and regular part-time employees on the Company’s United States payroll. The NEOs are not entitled to receive any severance benefits outside those provided under the CTP and CICP. The CTP is designed to compensate eligible employees in the following situations:

•	where there has been a reduction in the Company’s workforce or elimination of specific jobs;

•	where the individual’s job performance has not met expectations (but does not involve a basis for terminating his employment for cause); or

•	where the Company has agreed with an individual that it is in the mutual best interests of the parties to sever the employment relationship.

While having such a plan in place is in the best long-term interest of stockholders, the plan is not designed to reward individuals who have not performed to expectations or who have engaged in conduct that is detrimental to the Company and its stockholders, and the plan contains provisions to safeguard against this by providing that no severance is payable when termination is for “cause”. CTP benefits are based on position as well as tenure and are more fully described beginning on page 76.

Change in Control Arrangements

The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a termination of employment in connection with a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP) (i.e., a “double-trigger”). For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target annual incentive for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Executive officers are not entitled to receive (either under the CICP or any other arrangement) a “golden parachute” excise tax gross-up with respect to change in control benefits.

Tax Deductibility Policy

Section 162(m) of the Tax Code limits income tax deductibility of compensation in excess of $1 million that is paid to “covered employees” as defined in the Tax Code, including each of our Named Executive Officers. For taxable years beginning before January 1, 2018, this limitation did not apply to the extent the compensation qualified as “performance-based” as defined under the income tax regulations. In addition, certain compensation paid pursuant to written binding contracts in effect on November 2, 2017 continues to be eligible for the performance-based compensation exception. Stock options awarded under the Company’s stockholder-approved stock incentive plans prior to November 3, 2017 were intended to be performance-based for purposes of the federal income tax laws and any amounts required to be included in an executive’s income upon the exercise of such options are not expected to count toward the $1 million limitation. The performance shares awarded by the Company prior to such date were likewise intended to qualify as performance-based compensation and therefore are intended to be fully tax deductible. While Moody’s generally sought to ensure the deductibility of the incentive compensation paid to the Company’s executives, the Committee intended to retain the flexibility necessary to provide cash and equity compensation in line with competitive practice. In addition, there were ambiguities in how the conditions to qualifying as “performance-based” were interpreted and administered under the income tax regulations, so that amounts that Moody’s intends or expects to qualify as fully deductible may not so qualify. Accordingly, there is no certainty that elements of compensation discussed in this Proxy Statement, even if granted on or before November 2, 2017, will in fact be fully tax deductible.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2018, 2017 and 2016, as applicable, the total compensation of the Company’s Named Executive Officers. The Named Executive Officers include Moody’s Principal Executive Officer, individuals who served as its Principal Financial Officer and the three most highly compensated executive officers of the Company (other than the Principal Executive Officer and Principal Financial Officers) who were serving as executive officers at the end of the last completed fiscal year. Following the departure of Ms Huber at the end of June 2018, two interim Principal Financial Officers (Messrs. Crimmins and Hare) were named prior to Mr. Kaye joining the Company as Chief Financial Officer and Principal Financial Officer in August 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(7)	Total ($)
Raymond W. McDaniel	2018	$1,000,000		—	$6,279,911	$1,569,992	$1,666,200	—	$40,408	$10,556,511
President and Chief	2017	1,000,000		—	5,806,294	1,451,600	2,750,000	157,962	8,100	11,173,956
Executive Officer	2016	1,000,000		—	3,509,982	2,340,007	1,802,700	355,117	7,950	9,015,756

Linda S. Huber	2018	325,581	(6)	—	—	—	—	—	748,556	1,074,137
Former Executive Vice	2017	609,000		—	1,298,423	324,586	791,000	662,977	8,100	3,694,086
President and Chief	2016	609,000		—	927,618	618,399	750,000	427,388	7,950	3,340,355
Financial Officer

Mark E. Almeida	2018	568,750		—	1,344,020	335,998	864,400	303,687	37,871	3,454,726
President of Moody’s	2017	548,250		—	1,279,949	320,015	1,192,300	263,666	8,100	3,612,280
Analytics	2016	537,750		—	816,019	543,991	1,048,300	210,222	21,473	3,177,755

Robert Fauber	2018	561,250		—	1,159,938	289,990	667,100	121,197	18,136	2,817,611
President of Moody’s	2017	515,000		—	1,040,008	259,986	1,189,000	139,558	8,100	3,151,652
Investors Service	2016	466,000		—	611,992	407,995	630,000	92,362	7,950	2,216,299

John J. Goggins	2018	547,000		—	856,093	213,984	425,800	—	17,364	2,060,241
Executive Vice President	2017	534,000		—	811,968	203,005	766,300	473,639	8,100	2,797,012
and General Counsel	2016	517,000		—	580,216	386,806	570,800	273,447	7,950	2,336,219

Michael S. Crimmins	2018	170,544	(6)	16,750	235,171	58,759	—	22,372	19,385	522,981
Former Senior Vice
President – Corporate
Controller

Jeffrey R. Hare	2018	430,879		135,000	235,171	58,759	200,036	135,164	34,338	1,229,347
Senior Vice President –
Corporate Planning &
Risk

Mark Kaye	2018	192,837		775,000	2,119,958	229,992	—	—	50,435	3,368,222
Senior Vice President
and Chief Financial
Officer

(1)

The amounts reported in the “Bonus” column represent discretionary bonuses paid to the Named Executive Officers. Mr. Kaye received a sign-on bonus payment of $150,000 on October 31, 2018 and a guaranteed incentive cash award for 2018 of $625,000 on March 1, 2019. Mr. Hare received a recognition bonus for his temporary service as principal financial officer on August 31, 2018. Mr. Crimmins received a retention bonus for his temporary service as principal financial officer on June 30, 2018. Payments under the Company’s annual cash incentive program are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts reported in the “Stock Awards” column represent the full grant date fair market value of performance share and RSU grants. The full grant date fair value is based on the fair market value of the stock, which is defined as the arithmetic mean of the high and low prices of the Common Stock. All grants of performance shares and RSUs were made under the Company’s 2001 Key Employees’ Stock Incentive Plan (as amended and restated on December 18, 2017, the “2001 Stock Incentive Plan”).

The performance share awards are subject to performance metrics of EBITDA, MA’s sales growth and MIS’s ratings quality during the three calendar year period ending December 31, 2020. Because the achievement or non-achievement of these performance metrics depends upon the occurrence of future events, the actual final payout of these performance share awards are not known at this time. As such, the total grant date fair value of the performance shares is calculated using the target number of shares underlying these awards and the per share grant date price on the date of grant of $167.50 on February 16, 2018 and $156.14 on October 23, 2018. No cash dividends will be paid when the underlying shares vest. Cash dividend equivalents will be paid on restricted shares and RSUs at vest. For additional information on performance share and RSU awards, see “Grants of Plan-Based Awards Table for 2018” on page 67 and the related footnotes.

(3)

The amounts reported in the “Option Awards” column represent the full grant date fair value of nonqualified options granted in each year indicated. The aggregate grant date fair value of the stock options granted to our NEOs in 2018 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. For additional information on the valuation of Moody’s option awards, see Note 15 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned by the Named Executive Officers for 2018 and, where applicable, 2017 and 2016 under the Company’s annual cash incentive program. The amounts for 2018, 2017 and 2016 were actually paid on March 1, 2019, March 2, 2018 and March 3, 2017, respectively. For a description of this program, see “Annual Cash Incentives” in the CD&A beginning on page 46.

(5)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the aggregate change during 2018 in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account, PBEP, and SEBP. For NEOs covered by the SEBP, which is designed to provide its participants a competitive target retirement benefit and is offset by other pension benefits payable by the Company, the change in the actuarial present value year-over-year is largely driven by the impact of the following SEBP variables: one additional year of service and pay; one less year of discounting in the present value calculation; and annual assumption changes (such as the discount rate, cash balance conversion interest rates, and the mortality assumption). In 2018, the change in pension value decreased for all NEOs covered by the SEBP, primarily due to higher interest rates at year-end 2018 that required greater Retirement Account and

PBEP offsets to the SEBP, reduced the SEBP lump-sums payable, and lowered actuarial present values. The decrease in Mr. McDaniel’s 2018 pension value change is more dramatic because, in addition to the factors impacting all SEBP participants, he had already reached SEBP’s 30-year service cap and his final average earnings used to calculate the SEBP benefit did not change. The actuarial present value of Ms Huber’s pension was also impacted by her termination of employment at June 30, 2018.

For all NEOs not covered by the SEBP, the primary factors impacting the year-over-year changes were pensionable pay changes from 2017 to 2018 and annual assumption changes. While changes in the PBEP actuarial present values were higher for all participants in 2018 due to higher pensionable pay in 2018, only Mr. Almeida’s total change in pension value was higher in 2018 because his PBEP actuarial present value is significantly larger than his Retirement Account value. The discount rates for the Retirement Account, PBEP and SEBP that is the basis for the proxy present value calculations have increased during 2018 to 4.15%, 3.90% and 3.75%, respectively. In addition, the mortality improvement projection scale has changed to reflect the updated assumption published by the Society of Actuaries in October 2018, which slightly reduced the life expectancy. This change primarily impacts benefits payable as an annuity, which from a proxy reporting perspective impacts Ms Huber’s SEBP value as disclosed in the Summary Compensation Table.

The PBEP and SEBP are intended to comply with the requirements of Section 409A of the Internal Revenue Code. SEBP participants elected either an annuity or a lump-sum form of payment that will apply at retirement, and the PBEP generally provides lump-sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s. The SEBP was closed as of January 1, 2008 to new participants and the only active NEOs who participated in the plan as of December 31, 2018 were Mr. McDaniel and Mr. Goggins. Further, these two participants were removed from the SEBP by the Compensation & Human Resources Committee effective as of December 31, 2018 so that no additional benefits would accrue under the SEBP. Ms Huber, the third participant, left the Company in June 2018. These amounts do not include any nonqualified deferred compensation earnings as there were no above market earnings for the NEO’s in Moody’s Deferred Compensation Plan. For a description of these plans, see the “Pension Benefits Table for 2018” section on page 71.

(6)	“Salary” amounts for Ms Huber and Mr. Crimmins include payments they received for their accrued but unused vacation time following their departures.

(7)	The 2018 amounts reported in the “All Other Compensation” column comprise the following compensation items:

Name	Year	Perquisites and Other Personal Benefits (a)	Company Contributions to Vested and Unvested Defined Contribution Plans (b)	Dividends or Other Earnings Paid on Stock or Option Awards	Termination Benefits	Total
Raymond W. McDaniel	2018	—	$35,350	$5,058	—	$40,408

Linda S. Huber	2018	—	19,902	4,654	$724,000	748,556

Mark E. Almeida	2018	—	36,757	1,114	—	37,871

Robert Fauber	2018	—	17,231	905	—	18,136

John J. Goggins	2018	—	16,658	706	—	17,364

Michael S. Crimmins	2018	—	16,513	2,872	—	19,385

Jeffrey R. Hare	2018	—	34,136	202	—	34,338

Mark Kaye	2018	$37,901	12,534	—	—	50,435

(a)

For all the NEOs with the exception of Mr. Kaye, perquisites and other personal benefits provided in fiscal 2018 were, in the aggregate, less than $10,000 per individual. For Mr. Kaye, the amount disclosed in this column is for relocation expenses paid when he joined Moody’s.

(b)

These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and the nonqualified Deferred Compensation Plan in the United States. The Profit Participation Plan and the Deferred Compensation Plan are tax-qualified defined contribution plans.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2018

The following table sets forth, for the year ended December 31, 2018, information concerning each grant of an award made to the Company’s Named Executive Officers in 2018 under any plan.

Name	Grant Date		Authorization Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (5) (#)	Exercise or Base Price of Option Awards (6) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond W. McDaniel	2/16/2018	(3)	12/18/2017				7,030	28,119	56,238			$4,709,933
	2/16/2018	(4)	12/18/2017					9,373				1,569,978
	2/16/2018		12/18/2017							34,227	$167.50	1,569,992
	N/A			N/A	$1,800,000	$3,600,000

Linda S. Huber	2/16/2018	(3)	12/18/2017				0	0	0			0
	2/16/2018	(4)	12/18/2017					0				0
	2/16/2018		12/18/2017							0	167.50	0
	N/A			N/A	0	0

Mark E. Almeida	2/16/2018	(3)	12/18/2017				1,505	6,018	12,036			1,008,015
	2/16/2018	(4)	12/18/2017					2,006				336,005
	2/16/2018		12/18/2017							7,325	167.50	335,998
	N/A			N/A	820,000	1,640,000

Robert Fauber	2/16/2018	(3)	12/18/2017				1,299	5,194	10,388			869,995
	2/16/2018	(4)	12/18/2017					1,731				289,943
	2/16/2018		12/18/2017							6,322	167.50	289,990
	N/A			N/A	760,000	1,520,000

John J. Goggins	2/16/2018	(3)	12/18/2017				958	3,833	7,666			642,028
	2/16/2018	(4)	12/18/2017					1,278				214,065
	2/16/2018		12/18/2017							4,665	167.50	213,984
	N/A			N/A	460,000	920,000

Michael S. Crimmins	2/16/2018	(3)	12/18/2017				263	1,053	2,106			176,378
	2/16/2018	(4)	12/18/2017					351				58,793
	2/16/2018		12/18/2017							1,281	167.50	58,759
	N/A			N/A	192,535	385,070
Jeffrey R. Hare	2/16/2018	(3)	12/18/2017				263	1,053	2,106			176,378
	2/16/2018	(4)	12/18/2017					351				58,793
	2/16/2018		12/18/2017							1,281	167.50	58,759
	N/A			N/A	$316,012	$632,024

Mark Kaye	10/1/2018		7/13/2018				1,105	4,419	8,838			689,983
	10/23/2018		7/13/2018					8,576				1,429,975
	10/23/2018		7/13/2018							5,493	156.14	229,992
	10/23/2018		7/13/2018
	N/A			N/A	625,000

(1)

The Compensation & Human Resources Committee authorized the grant of stock options, RSUs and performance shares for 2018 on December 18, 2017, to be effective on February 16, 2018, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2017.

(2)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns consist of cash incentive awards granted in 2018 under the Company’s annual cash incentive program. The Compensation & Human Resources Committee established performance metrics for operating income, EPS growth, Moody’s Analytics sales and strategic and operational objectives that determine the aggregate funding of the program. The Compensation & Human Resources Committee considers other factors including individual performance when determining the final award amounts for annual incentive awards. For additional information on the annual cash incentive program, see the CD&A beginning on page 35. These awards were earned during 2018 and are paid in March 2019, with the exception of Mr. Kaye whose cash incentive bonus of $625,000 was guaranteed for and paid in 2018.

(3)

Amounts in “Estimated Future Payouts Under Equity Incentive Plan Awards” columns consist of performance share awards granted in 2018 under the Company’s 2001 Stock Incentive Plan. The Compensation & Human Resources Committee determined the target performance share amounts and set performance measures over the three-year performance period ending December 31, 2020. For Mr. McDaniel, Mr. Goggins, Mr. Crimmins, Mr. Hare and Mr. Kaye, performance is based on EBITDA, MA’s sales growth and MIS’s ratings quality. For Mr. Almeida, performance is based on EBITDA and MA’s sales growth. For Mr. Fauber, performance is based on EBITDA and MIS’s ratings quality. For 2018, the maximum incentive payout opportunity was 200% of target.

(4)	Consists of RSU awards granted in 2018 under the Company’s 2001 Stock Incentive Plan. They vest in four equal installments on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022.

(5)

Consists of stock option awards made under the Company’s 2001 Stock Incentive Plan. They vest in four equal annual installments beginning on the first anniversary of the date of grant and expire on February 16, 2028.

(6)	The exercise price of the stock options is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(7)

The February 16, 2018 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions; a stock-price volatility factor of 25.61%; a risk-free rate of return of 2.81%; a dividend yield of 1.05%; and an expected time of exercise of 6.2 years from the date of grant. The Black-Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2018

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2018. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 31, 2018, the last business day of Moody’s 2018 fiscal year, on the NYSE.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Grant Date
	Exercisable	Unexercisable
Raymond W. McDaniel	88,292	0		$26.7800	2/9/2010	2/9/2020			43,435	$6,082,637	2/12/2016
	110,843	0		30.0100	2/8/2011	2/8/2021	9,606	$1,345,224	38,422	5,380,617	2/23/2017
	85,809	0		38.6100	2/13/2012	2/13/2022	9,373	1,312,595	28,119	3,937,785	2/16/2018
	85,324	0		46.4300	2/13/2013	2/13/2023
	52,080	0		79.5500	2/12/2014	2/12/2024
	41,597	13,866		98.0100	2/11/2015	2/11/2025
	51,025	51,025		80.8100	2/12/2016	2/12/2026
	12,145	36,436		113.3400	2/23/2017	2/23/2027
	0	34,227		167.5000	2/16/2018	2/16/2028

Linda S. Huber	12,246	4,082		98.0100	2/11/2015	2/11/2025			9,550	1,337,382	2/12/2016
	0	13,485		80.8100	2/12/2016	2/12/2026			4,280	599,371	2/23/2017
	2,715	8,148		113.3400	2/23/2017	2/23/2027

Mark E. Almeida	27,236	0		26.7800	2/9/2010	2/9/2020			10,098	1,414,124	2/12/2016
	27,354	0		30.0100	2/8/2011	2/8/2021	2,118	296,605	8,470	1,186,139	2/23/2017
	25,584	0		38.6100	2/13/2012	2/13/2022	2,006	280,920	6,018	842,761	2/16/2018
	23,140	0		46.4300	2/13/2013	2/13/2023
	13,426	0		79.5500	2/12/2014	2/12/2024
	9,584	3,195		98.0100	2/11/2015	2/11/2025
	11,862	11,862		80.8100	2/12/2016	2/12/2026
	2,677	8,033		113.3400	2/23/2017	2/23/2027
	0	7,325		167.5000	2/16/2018	2/16/2028
Robert Fauber	9,784	0		46.4300	2/13/2013	2/13/2023	4,658	652,306			12/31/2014
	5,818	0		79.5500	2/12/2014	2/12/2024			6,029	844,301	2/12/2016
	6,239	2,080		98.0100	2/11/2015	2/11/2025			1,325	185,553	7/1/2016
	7,082	7,083		80.8100	2/12/2016	2/12/2026	1,721	241,009	6,882	963,755	2/23/2017
	1,608	1,609		94.1800	7/1/2016	7/1/2026	1,731	242,409	5,194	727,368	2/16/2018
	2,175	6,526		113.3400	2/23/2017	2/23/2027
	0	6,322		167.5000	2/16/2018	2/16/2028

John J. Goggins	21,593	0		26.7800	2/9/2010	2/9/2020			7,180	1,005,487	2/12/2016
	20,784	0		30.0100	2/8/2011	2/8/2021	1,344	188,214	5,373	752,435	2/23/2017
	17,927	0		38.6100	2/13/2012	2/13/2022	1,278	178,971	3,833	536,773	2/16/2018
	16,223	0		46.4300	2/13/2013	2/13/2023
	9,908	0		79.5500	2/12/2014	2/12/2024
	7,662	2,554		98.0100	2/11/2015	2/11/2025
	8,434	8,435		80.8100	2/12/2016	2/12/2026
	1,698	5,096		113.3400	2/23/2017	2/23/2027
	0	4,665		167.5000	2/16/2018	2/16/2028

Michael S. Crimmins	0	0		—	—	—	0	0	0	0	—

Jeffrey R. Hare	2,121	708		98.0100	2/11/2015	2/11/2015			2,086	292,123	2/12/2016
	0	2,451		80.8100	2/12/2016	2/12/2016	385	53,915	1,539	215,522	2/23/2017
	486	1,460		113.3400	2/23/2017	2/23/2017	351	49,154	1,053	147,462	2/16/2018
	0	1,281		167.5000	2/16/2018	2/16/2018

Mark Kaye	0	5,493		156.1400	10/23/2018	10/23/2028	7,103	994,704			10/1/2018
							1,473	206,279	4,419	618,837	10/23/2018

(1)	Option awards are exercisable in four equal, annual installments beginning on the first anniversary of the date of grant.

(2)

The RSU grants made on February 16, 2018 will vest in four equal installments on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022. The RSU grant made to Mr. Fauber in December 2014 vests 40% on March 1, 2017 and 60% on March 1, 2019. The RSU grant made to Mr. Kaye on October 1, 2018 vests 50% on October 1, 2019 and 50% on October 1, 2020. The RSU grant made to Mr. Kaye on October 23, 2018 will vest in four equal installments on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022.

(3)	Value is calculated based on the closing price of the Common Stock on December 31, 2018, which was $140.04.

(4)

Represents performance share awards that pay out subject to the attainment of performance objectives and vesting requirements measured over a three-year period. The performance shares granted on February 12, 2016 vest in March 2019 for the performance period ending December 31, 2018, the performance shares granted on July 1, 2016 vest in March 2019 for the performance period ending December 31, 2018, the performance shares granted on February 23, 2017 vest in March 2020 for the performance period ending December 31, 2019, the performance shares granted on February 16, 2018 vest in March 2021 for the performance period ending December 31, 2020 and the performance shares granted on October 23, 2018 vest in March 2021 for the performance period ending December 31, 2020.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2018

The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of restricted stock awards during 2018 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the NYSE at the time of exercise and the option exercise price; in the case of restricted stock awards and RSUs, the value realized is based on the average high and low market price of the Company’s Common Stock on the NYSE on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Raymond W. McDaniel	90,431	$12,401,398	28,943	$4,828,271
Linda S. Huber	30,391	2,486,317	10,442	1,749,324
Mark E. Almeida	62,500	7,728,431	6,932	1,156,396
Robert Fauber	5	618	4,416	736,677
John J. Goggins	52,509	7,722,231	5,189	865,629
Michael S. Crimmins	486	26,135	1,818	303,279
Jeffrey R. Hare	6,262	551,030	1,441	240,388
Mark Kaye	0	0	0	0

(1)	The performance shares granted for the 2016-2018 performance period vested on March 1, 2019 and therefore are not reflected in the above table.

PENSION BENEFITS TABLE FOR 2018

The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit at 12/31/18 ($)	Payments During Last Fiscal Year ($)
Raymond W. McDaniel	Retirement Account	30.5000	$826,949	—
	Pension Benefit Equalization Plan	30.5000	5,829,934	—
	Supplemental Executive Benefit Plan	30.0000	27,047,910	—
Linda S. Huber	Retirement Account	12.0833	$338,026	—
	Pension Benefit Equalization Plan	12.0833	1,247,620	—
	Supplemental Executive Benefit Plan	13.1667	4,596,403	—
Mark E. Almeida	Retirement Account	29.5000	751,895	—
	Pension Benefit Equalization Plan	29.5000	1,926,783	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Robert Fauber	Retirement Account	12.2500	229,475	—
	Pension Benefit Equalization Plan	12.2500	517,558	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
John J. Goggins	Retirement Account	18.8333	478,917	—
	Pension Benefit Equalization Plan	18.8333	1,159,975	—
	Supplemental Executive Benefit Plan	19.9167	6,020,347	—
Michael S. Crimmins	Retirement Account	13.0833	245,928	—
	Pension Benefit Equalization Plan	13.0833	132,221	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Jeffrey R. Hare	Retirement Account	22.00	573,329	—
	Pension Benefit Equalization Plan	22.00	615,104	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Mark Kaye	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—

(1)

The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals become participants in the plan on the first day of the month coincident with or next following the completion of one year of service. The SEBP provides credited service from an individual’s date of hire with Moody’s. For Messrs. McDaniel and Almeida, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.

The Company provides retirement benefits to the Named Executive Officers under three defined benefit pension plans: the Retirement Account, the PBEP and the SEBP. The Retirement Account is a broad-based, tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that would otherwise be lost under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans.

The Retirement Account, together with the PBEP, has a “cash balance” design that provides retirement income based on a percentage of annual compensation that is credited to a notional account that is then credited with periodic interest credits. The SEBP is a non-tax-qualified supplemental executive retirement plan that provides additional pension benefits for designated senior executive officers of the Company.

The PBEP and SEBP are intended to comply with the requirements of Section 409A of the Internal Revenue Code. SEBP participants elected either an annuity or a lump-sum form of payment that will apply at retirement, and the PBEP generally provides lump-sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s.

The assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers, except as described in the following sentence, are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Retirement Benefits” in the Management’s Discussion and Analysis and Note 14 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65 in the case of the Retirement Account and the PBEP.

The material terms in effect in 2018 of the Retirement Account, the PBEP, the SEBP and Moody’s Group Personal Pension Plan are described below. Future benefit accruals under these plans are subject to change.

Moody’s Corporation Retirement Account

All U.S. employees hired prior to January 1, 2008 and who have been continuously employed became eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a cash balance plan that provides benefits that grow monthly as hypothetical account balances that are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 4.5%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on his or her attained age and credited service. Compensation is based on actual earnings, which include base salary, regular bonus (or annual incentive award), overtime and commissions. Severance pay, contingent payments and other forms of special remuneration are excluded.

Participants vest in their benefits after completing three years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump-sum distribution equal to 100% of his or her cash balance account or in certain other forms. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants may choose among the lump-sum and various actuarially equivalent forms of annuities offered under the plan. The active Named Executive Officers who are currently eligible for early retirement under the Retirement Account are Messrs. Almeida, Goggins and McDaniel. Ms Huber, a NEO for 2018 who has left the Company, was also eligible for early retirement and commenced receiving her Retirement Account benefit in the form of an annuity.

Moody’s Corporation Pension Benefit Equalization Plan

The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. For 2018, this limitation was $275,000. The benefit-related provisions of the PBEP are the same as those of the Retirement Account except for the form of payment that must be received in the form of a lump-sum. Upon attaining age 55 with at least 10 years of service, participants may elect to retire. The PBEP was amended as of January 1, 2008 to provide that any participant who is an active employee of the Company or any subsidiary after December 31, 2004 shall receive all of his benefits under the PBEP in a lump-sum on the six-month anniversary of his separation from service with the Company or a subsidiary. The active Named Executive Officers who are currently eligible for retirement under the PBEP are Messrs. Almeida, Goggins and McDaniel. Ms Huber, a NEO for 2018 who has the left the Company, was also eligible for retirement and commenced receiving her PBEP benefits in the form of an annuity.

Moody’s Corporation Supplemental Executive Benefit Plan

The SEBP is closed to new participants and the only active Named Executive Officers who participated in in the plan in 2018 were Mr. McDaniel and Mr. Goggins. These two participants were removed from SEBP by the Compensation & Human Resources Committee effective as of December 31, 2018 so that no additional benefits would accrue under the SEBP. Ms Huber, a NEO for 2018 who has left the Company, was a participant and has commenced receiving her SEBP benefit in the form of an annuity. The SEBP is a non-tax-qualified defined benefit pension plan designed to ensure the payment of a competitive level of retirement income and disability benefits to participants. Historically, a key management employee of the Company who was deemed to be responsible for the management, growth, or protection of the Company’s business, and who was designated in writing by the Chief Executive Officer and approved by the Compensation & Human Resources Committee (the successor to the Governance and Compensation Committee) was eligible to participate in the plan on the effective date of his designation. The target retirement benefit for a participant is equal to 2% of average final compensation for each year of credited service up to 30 years of credited service, for a maximum benefit of 60% of average final compensation. This target benefit is offset by other pension benefits earned under the Retirement Account and PBEP, as well as benefits payable from Social Security and other pension benefits payable by the Company.

Participants earned one month of credited service for each month or fraction thereof that they were employed by the Company. Eligible compensation included base salary, annual incentive awards, commissions, lump-sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes and any portion of such amounts voluntarily deferred or reduced by the participant under any Company employee benefit plan. Average final compensation was the highest consecutive 60 months of eligible compensation in the last 120 months of employment. As a result of the removal from SEBP participation,

Mr. McDaniel and Mr. Goggins’ vested benefits as of December 31, 2018 were “grandfathered” and will be paid pursuant to the terms of the SEBP. However, they will not accrue any new benefits after December 31, 2018.

Participants vested in their benefits after completing five years of service with the Company. Benefits are payable at the later of age 55 or termination of employment. For participants who terminate their employment prior to attaining age 55, benefits must commence at age 55 and their SEBP benefit will be reduced by 60% for early retirement. If a participant or vested former participant retires directly from the Company after age 55 and before age 60 without the Company’s consent, his retirement benefit is reduced by 3% for each year or fraction thereof that retirement commences prior to reaching age 60. If a participant retires directly from the Company on or after age 55 with the Company’s consent, benefits are not reduced for commencement prior to age 60.

The normal form of payment under the SEBP is a single-life annuity for non-married participants or a fully subsidized 50% joint and survivor annuity for married participants. Participants were permitted to elect to receive up to 100% of their benefit in the form of a lump-sum distribution.

NONQUALIFIED DEFERRED COMPENSATION TABLE (1)

The following table sets forth information concerning the nonqualified deferred compensation of the Named Executive Officers in 2018.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Raymond W. McDaniel	—	$27,100	$(14,028)	—	$306,098
Linda S. Huber	—	11,652	(8,151)	—	133,693
Mark E. Almeida	$113,750	28,507	(102,470)	—	1,213,227
Robert Fauber	—	8,981	(8,104)	—	90,671
John J. Goggins	—	8,408	(21,031)	—	127,419
Michael S. Crimmins	36,605	8,263	2,347	$(208,704)	—
Jeffrey R. Hare	42,328	25,886	(26,704)	—	578,865
Mark Kaye	—	—	—	—	—

(1)

Nonqualified deferred compensation earnings are included in the “Aggregate Earnings in Last Fiscal Year” column of this table. Company contributions to the accounts of the NEOs under the Company’s nonqualified Deferred Compensation Plan also are reflected in column (b) of footnote (6) to the Summary Compensation Table. Contributions of $785,270 for Mr. Almeida and $54,818 for Mr. Goggins were reported as compensation in the Company’s Summary Compensation Table for prior years.

Moody’s Corporation Deferred Compensation Plan

Effective January 1, 2008, the Company implemented the Moody’s Corporation Deferred Compensation Plan (the “DCP”). Each year, employees expected to earn annual compensation in excess of the IRS compensation limit for allowable pre-tax deferrals into the Moody’s Profit Participation Plan are notified of their eligibility to participate in the DCP.

The primary purpose of the DCP is to allow these employees to continue pre-tax deductions into a nonqualified plan and receive the maximum company match on compensation that exceeds the IRS limits for allowable pre-tax deferrals into the Moody’s Profit Participation Plan. A limited group of highly compensated members of senior management have the option of immediate deferral of up to 50% of base salary and/or bonus. However, the Company match only applies to deferrals on compensation in excess of the IRS limit on compensation ($275,000 for 2018). In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Each participant may select one or more deemed investment funds offered under the DCP for the investment of the participant’s account and future contributions. The deemed investment funds are substantially the same as the funds available in the Profit Participation Plan. The DCP is unfunded and no cash amounts are paid into or set aside in a trust or similar fund under the DCP. All amounts deducted from a participant’s earnings, along with any Company contributions, are retained as part of the Company’s general assets and are credited to the participant’s bookkeeping account under the DCP. The value of a participant’s account increases or decreases in value based upon the fair market value of the deemed investment funds as of the end of the year. The forms of distribution under the DCP are either a lump-sum or installment payments after termination, as well as an alternative for participants to elect in-service distribution at the time deferral elections are made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control, in each case, on December 31, 2018 (the last business day of 2018), given the named executive’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and distributions of accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate. A “change in control” is defined as: (i) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50% or more of the total voting power of the stock of Moody’s Corporation, (ii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current compensation.

Upon leaving the Company in 2018, Ms Huber entered into a Separation Agreement and Release that provided for: 52 weeks of salary continuation ($609,000), one year of welfare benefits ($6,000), 12 months of outplacement services ($40,000), eligibility to receive a cash incentive bonus in the first quarter of 2018 at 100% of her bonus target ($791,000). Such agreement also provided for eligibility to receive $395,500, which represented the prorated portion through June 30, 2018 of her cash incentive bonus for 2019 and was paid in first quarter 2019. As a participant in the Retirement Account, PBEP and SBEP, Ms Huber was entitled to all benefits to which she was entitled under those plans. In addition, her equity, including all performance shares, restricted stock, RSUs and stock options, were all provided pursuant to the retirement terms of the 2001 Plan. Finally, the Company paid for Ms Huber’s actual legal fees in an amount not to exceed $25,000.

Moody’s Corporation Career Transition Plan

Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan (the “CTP”). This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting cause), or a mutually agreed-upon resignation.

The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of stockholders.

The plan does not cover employment terminations resulting from a unilateral resignation, a termination of employment for cause, a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or where the Named Executive Officer takes a comparable position with an affiliate of the Company. “Cause” means willful malfeasance or misconduct, a continuing failure to perform his duties, a failure to observe the material policies of the Company, or the commission of a felony or any misdemeanor involving moral turpitude. In the event of an eligible termination of employment, a Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the Named

Executive Officer’s annual base salary at the time of termination of employment. In addition, the Named Executive Officer may receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being generally provided by the Company to its executives. In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although these benefits are not increased or accelerated.

Except in the case of a termination of employment by the Company for unsatisfactory performance, the Named Executive Officer also may receive:

•

a prorated portion of the actual annual cash incentive for the year of termination of employment that would have been payable to the executive officer under the annual cash incentive plan in which the executive officer was participating at the time of termination, provided that the executive officer was employed for at least six full months during the calendar year of termination; and

•	financial planning and counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The plan gives the Company’s Chairman and Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, a Named Executive Officer (other than himself) under the plan. As a matter of policy, if Mr. McDaniel intended to increase the benefits payable, any such proposal would be reviewed by the Compensation & Human Resources Committee.

The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer’s signing a severance and release agreement that prohibits him or her from engaging in conduct that is detrimental to the Company, such as working for certain competitors, soliciting customers or employees after employment ends, and disclosing confidential information, the disclosure of which would result in competitive harm to the Company. These provisions extend for the one-year period during which the Named Executive Officer would be receiving payments pursuant to the CTP.

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under the CTP as of the last business day of 2018 are reported in the tables below.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of a Reduction in Force, Job Elimination,

or a Mutually Agreed-Upon Resignation(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Raymond W. McDaniel	$1,000,000	$1,800,000	$19,155	$40,000	$2,859,155
Mark E. Almeida	575,000	820,000	12,771	40,000	1,447,771
Robert Fauber	575,000	760,000	19,238	40,000	1,394,238
John J. Goggins	550,000	460,000	12,771	40,000	1,062,771
Jeffrey R. Hare	434,553	316,012	19,155	12,500	782,220
Mark Kaye	525,000	625,000	17,195	40,000	1,207,195

(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2018;
•	each NEO’s base salary was the amount as of December 31, 2018 and is continued for a period of 52 weeks; and
•	each NEO’s annual cash incentive is equal to 100% of the target amount under the annual cash incentive program.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of Unsatisfactory Job Performance

(Not Constituting Cause)(1)

Name	Salary Continuation ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Raymond W. McDaniel	$500,000	$9,578	$40,000	$549,578
Mark E. Almeida	287,500	6,385	40,000	333,885
Robert Fauber	287,500	9,619	40,000	337,119
John J. Goggins	275,000	6,385	40,000	321,385
Jeffrey R. Hare	217,277	9,578	0	226,855
Mark Kaye	262,500	8,597	40,000	311,097

(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2018; and
•	each NEO’s base salary was the amount as of December 31, 2018 and is continued for a period of 26 weeks.

Moody’s Corporation Change in Control Severance Plan

On December 14, 2010, the Board of Directors approved the adoption of the Moody’s Corporation Change in Control Severance Plan (the “CICP”). The CICP was most recently amended on December 18, 2017. The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. The CICP has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the CICP beyond its then current term. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the CICP are contingent on the participant’s executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment. There is no “gross-up” of IRS “golden parachute” excise taxes incurred by any executive.

Other Potential Payments upon Termination of Employment

The Company’s 2001 Stock Incentive Plan provides for vesting of outstanding stock options, restricted stock awards and RSUs under certain circumstances as follows:

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will immediately vest in full and such portion may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will continue to vest during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;

•

in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option was exercisable at the time of termination;

•

in the event of the death, disability, or retirement of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock or RSU award, the award will immediately vest in full;

•

in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a restricted stock or RSU award, the unvested portion of the award shall be forfeited;

•	in the event of a change in control of the Company, the unvested portion of all outstanding stock options granted prior to January 1, 2013 vest in full;

•

in the event of a change in control of the Company, (i) unless otherwise determined by the Committee, if the acquirer assumes or substitutes an award of equivalent value, the unvested portion of all outstanding stock options and RSU awards granted on or after January 1, 2013 vest in full if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason” within 90 days before or two years after the change in control, or (ii) if the acquirer does not assume or substitute awards of equivalent value, the unvested portion of the awards shall vest in full;

•

in the event of the death, disability or retirement of a Named Executive Officer, the Named Executive Officer shall have such rights in his or her performance shares, if any, as may be prescribed by the award agreement;

•

in the event of a termination for any reason other than death, disability or retirement prior to the end of any applicable performance period, an NEO’s performance shares shall be forfeited, unless, subject to the 2001 Plan, the Compensation & Human Resources Committee, in its sole discretion, shall determine otherwise; and

•	in the event of a change in control of the Company, performance shares shall become payable in such manner as set forth in the award agreement.

Potential Payments and Benefits Upon a Termination of

Employment Following a Change in Control of the Company(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental and Life Insurance Benefits ($)	Stock Options ($)	Restricted Stock and RSU Awards ($)	Performance Share Awards ($)	Total ($)
Raymond W. McDaniel	$3,000,000	$5,400,000	$57,465	$4,577,840	$2,657,819	$15,401,039	$31,094,163
Mark E. Almeida	1,150,000	1,640,000	25,541	1,051,353	577,525	3,443,024	7,887,443
Robert Fauber	1,150,000	1,520,000	38,477	754,981	1,135,724	2,720,977	7,320,159
John J. Goggins	1,100,000	920,000	25,541	743,013	367,185	2,294,695	5,450,434
Jeffrey R. Hare	869,106	632,024	38,310	213,912	103,069	655,107	2,511,528
Mark Kaye	1,050,000	1,250,000	34,389	0	1,200,983	618,837	4,154,209

(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2018;
•

for the CEO, Mr. McDaniel, that he executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to three times his base salary as of December 31, 2018, an annual cash incentive lump-sum payout equal to three times his 2018 annual target cash incentive and three years continuation of current elected coverage under the medical, dental and life insurance programs;

•

for each NEO, other than Mr. McDaniel, that he executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to two times the executive’s base salary as of December 31, 2018, an annual cash incentive lump-sum payout equal to two times the executive’s 2018 annual target cash incentive, and two years continuation of current elected coverage under the medical, dental and life insurance programs;

•	the market price per share of the Company’s Common Stock on December 31, 2018 was $140.04 per share, the closing price of the Common Stock on that date; and
•	performance shares paid at target.

Potential Payments and Benefits upon a Termination of

Employment by Reason of Death, Disability or Retirement(1)

Name	Stock Options ($)	Restricted Stock Awards ($)	Performance Share Awards ($)	Total ($)
Raymond W. McDaniel	$4,577,840	$1,345,224	$9,669,715	$15,592,779
Mark E. Almeida	1,051,353	296,605	2,204,883	3,552,841
Robert Fauber	754,981	893,315	1,672,357	3,320,653
John J. Goggins	743,013	188,214	1,507,110	2,438,337
Jeffrey R. Hare	213,912	53,915	435,804	703,631
Mark Kaye	0	0	0	0

(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2018;
•	the market price per share of the Company’s Common Stock on December 31, 2018, which was $140.04 per share, the closing price of the Common Stock on that date; and
•	performance shares paid at target.

CEO PAY RATIO

The Company believes that its compensation practices should motivate its employees to create stockholder value. The Compensation & Human Resources Committee reviewed a comparison of CEO pay to the pay of our previously identified median compensated employee. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the 2018 annual total compensation of Raymond W. McDaniel, Jr., the CEO, to the 2018 compensation of the employee previously identified as Moody’s median employee in 2017.

156:1 CEO Pay Ratio

For 2018:

•	The annual total compensation of the median compensated employee was $67,772;

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $10,556,511; and

•	Based on this information, for 2018, the ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee was 156:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect the employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the median employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments and estimates that were used are as follows:

•

As permitted by the SEC, the Company used the same median employee identified for determining its 2017 CEO pay ratio. The Company determined that there had not been any changes to its employee population or compensation programs that would significantly impact the pay ratio disclosure for 2018.

•

On October 1, 2017, the Company’s employee population consisted of approximately 11,700 individuals (who we identified based on internal records). Of these employees, approximately 11,480 were full-time employees with the remainder employed on a part-time basis. No employee groups were excluded from the population. Moody’s full-time employee population at December 31, 2018 was approximately 13,000.

•	To identify our median employee in 2017, we used annual base salary as of October 1, 2017, which was annualized for all permanent employees who did not work for the entire fiscal year.

•

With respect to the annual total compensation of the “median employee,” the elements of such employee’s compensation for 2018 were identified and calculated in accordance with the requirements of
Item 402(c)(2)(x) of Regulation S-K.

•	With respect to the annual total compensation of the CEO, the amount reported in the “Total” column of the Summary Compensation Table on page 63 of this Proxy Statement was used.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholder proposals which are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2020 annual meeting of stockholders must be received by the Company at its principal executive offices no later than 5:00 p.m. EST on November 7, 2019. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under the Company’s By-Laws, notices of matters which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2020 annual meeting of stockholders must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 17, 2020 and no later than February 6, 2020. If the 2020 annual meeting is more than 20 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day of public announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s By-Laws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

March 6, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

MOODY’S CORPORATION

April 16, 2019

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Please sign, date and mail

your proxy card in the

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∎    00003333333333330000    6                                                                                          041619

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE  ☒

		1.	ELECTION OF DIRECTORS OF THE COMPANY:
				FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR THE NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

			BASIL L. ANDERSON	☐	☐	☐
			JORGE A. BERMUDEZ	☐	☐	☐
			THÉRÈSE ESPERDY	☐	☐	☐
			VINCENT A. FORLENZA	☐	☐	☐
			KATHRYN M. HILL	☐	☐	☐
			RAYMOND W. MCDANIEL, JR.	☐	☐	☐
			HENRY A. MCKINNELL, JR., PH.D.	☐	☐	☐
			LESLIE F. SEIDMAN	☐	☐	☐
			BRUCE VAN SAUN	☐	☐	☐
			GERRIT ZALM	☐	☐	☐
		2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2019.	☐	☐	☐
		3.	ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎	∎

ù	∎

MOODY’S CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 16, 2019

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Raymond W. McDaniel, Jr., John J. Goggins and Mark Kaye, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody’s Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 16, 2019 at 9:30 a.m., EDT, at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

This card also constitutes voting instructions to the Trustee of the Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody’s Corporation held by the Trustee under the plan, as described in the Proxy Statement.

(Continued and to be marked, signed and dated on the reverse side.)

∎	1.1	14475	∎

ANNUAL MEETING OF STOCKHOLDERS OF

MOODY’S CORPORATION

April 16, 2019

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26180/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎    00003333333333330000    6                                                                  041619

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR THE NOMINEES in Proposal 1 and Proposals 2 and 3. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.		1.	ELECTION OF DIRECTORS OF THE COMPANY:
			BASIL L. ANDERSON	☐	☐	☐
			JORGE A. BERMUDEZ	☐	☐	☐
			THÉRÈSE ESPERDY	☐	☐	☐
			VINCENT A. FORLENZA	☐	☐	☐
			KATHRYN M. HILL	☐	☐	☐
			RAYMOND W. MCDANIEL, JR.	☐	☐	☐
			HENRY A. MCKINNELL, JR., PH.D.	☐	☐	☐
			LESLIE F. SEIDMAN	☐	☐	☐
			BRUCE VAN SAUN	☐	☐	☐
			GERRIT ZALM	☐	☐	☐
		2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2019.	☐	☐	☐
		3.	ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎	∎

ADMISSION TICKET

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Annual Meeting of Stockholders

Tuesday, April 16, 2019

9:30 a.m. EDT

To obtain directions to attend the Annual Meeting and vote in person,

please contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.